Exhibit 10.2

Sublease Agreement

Between

Smithsonian Institution and

Genocea Biosciences, Inc.

(SIContract#              )

This Sublease Agreement (the “Agreement”) is made and entered into as of this 15th day of June, 2015, by and between the GENOCEA BIOSCIENCES, INC. (“GENOCEA”), a Delaware Corporation with offices at the Fifth Floor of 100 Acorn Park Drive in Cambridge, Massachusetts, and the SMITHSONIAN INSTITUTION, a trust instrumentality established by the Congress of the United States in 1846 (20 USC 41 et seq.), on behalf of its Smithsonian Astrophysical Observatory, and having its principal offices at 1000 Jefferson Drive, S.W., Washington, DC 20560 (“SMITHSONIAN”):

WITNESSETH:

WHEREAS, pursuant to a certain lease dated June 29, 2004, as amended November 3, 2004, May 1, 2011, and July 23, 2014 (all the “Lease” or the “Prime Lease”, attached hereto as Exhibit A and incorporated by reference) , Smithsonian leases 81,500 rentable square feet of space in the building at 100 Acorn Park Drive, Cambridge Massachusetts (“Building”) from, 100 Discovery Park DE, LLC, a Delaware limited liability company (the “Landlord” or “Prime Landlord”) (as successor in interest to TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust) and also leases parking spaces in the adjacent parking garage from 200 CDP Drive, LLC;

WHEREAS, Smithsonian desires to sublease a portion of allocated space within the Building to Genocea for general office use; and

WHEREAS, subject to the written consent of Landlord, Genocea desires to occupy the second floor of the Building, upon the terms and subject to the conditions and provisions hereinafter set forth; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Smithsonian and Genocea agree as follows:

1. DEMISE: USE. Smithsonian hereby subleases to Genocea, and Genocea hereby subleases from Smithsonian the Second Floor of the Building consisting of approximately 10,507 rentable square feet (as shown in Exhibit B) for general office use and twenty seven (27) unreserved parking spaces (at a ratio of 2.6:1000) (the “Premises”)  in “as is” condition, without requiring any alterations, improvements, repairs or decorations to be made by Smithsonian, either at the time possession is given to Genocea or during the entire term of this Agreement.  Smithsonian covenants that the Premises shall be delivered free of all tenants and occupants and in broom clean condition. In connection therewith, Genocea represents that it has thoroughly examined and accepts the Premises in “as-is” condition. The Premises shall be used and occupied by Genocea solely for the purposes of general office use and for no other purpose without the express written consent of the Landlord and Smithsonian.  Genocea shall not use nor permit nor allow any other entity or person(s) to use the space for any other purpose.

2. TERM. The term of this Agreement shall commence on the date of this Agreement and shall terminate upon February 28, 2017.

Provided no Event of Default (as such term is defined in the Prime Lease) has occurred and is continuing at the time of exercise, Genocea shall have one option to renew the term of this Sublease, for the period of three (3) years at the base rental rate of $38.00 per square foot. Genocea may exercise this Option by providing written notice to Smithsonian to be received no later than August 31, 2016.

Upon the expiration or earlier termination of this Agreement, Genocea shall peaceably quit and surrender the Premises in the same condition the Premises are in as of the commencement date of the term of this Agreement, excepting ordinary wear and tear, unless otherwise agreed as it relates to tenant improvements installed by Genocea, and subject to damage by fire or other casualty as set forth in Section 7.4 of the Prime Lease. The parties further hereby acknowledges the Prime Landlord’s exclusive discretion to terminate under Section 10.3 of the Prime Lease.

3. DEPOSIT: BASE RENT.

a. Upon execution of this Sublease agreement by both parties hereto, Genocea shall pay to Smithsonian a security deposit in the amount of two months’ rent, or Sixty-One Thousand, Two Hundred Ninety Dollars and Eighty-Four Cents ($61,290.84).

b. Commencing on the date of this Agreement and continuing on the first day of every month thereafter during the term of this Agreement, Genocea shall pay Smithsonian monthly base rent (“Base Rent”) as set forth below. The initial term base rent (“Initial Term Base Rent”) shall be $35.00 per rentable square foot on a per annum basis, excluding Additional Rent, as that term is defined in Section 4 below. In the event Genocea exercises its option for an additional three (3) year term, Genocea shall pay Smithsonian base monthly rent of $38.00 per rentable square foot on a per annum basis, excluding Additional Rent.

Initial Term Base Rent	Base Rental Rate	Base Term
$30,645.42 per month	$35.00 per square foot	The date of this Agreement—February 28, 2017
Option Term Monthly Base Rent	Option Rental Rate per square foot	Option Term

$33,272.17	$38.00	March 1, 2017—February 28, 2020

c. All Base Rent and Additional Rent, as outlined in Section 4 below without set-off or deduction whatsoever (except as expressly provided in this Agreement),shall be paid to Smithsonian by wire transfer or other means as provided by Smithsonian per separate notice.

d. Parking. Genocea will be provided with twenty seven (27) non-reserved parking spaces in the parking garage (as described in Amendment No. 2 to the Lease) at the rate of $125.00 per space, per month. Parking in such parking garage by Genocea’s employees or Invitees shall be at their own risk. If Landlord designates spaces in such parking garage as being for visitors to the Building generally, Genocea may permit its visitors to use such spaces on a non-exclusive basis with other visitors to the Building.

4. ADDITIONAL RENT: PAYMENTS: INTEREST.

a. Commencing on the date of this Agreement, Genocea shall also be liable to Smithsonian for its proportionate share (12.89%, defined as 10,507 rentable square feet divided by 81,500 total leased square feet leased by Smithsonian pursuant to the Prime Lease) (“Proportionate Share”) of Operating Costs, Taxes, and Insurance Costs as set forth and defined in the Prime Lease and as calculated herein.

i. Operating Costs at $10,165.52 per month, calculated at the rate of $11.61 per square foot, subject to annual reconciliation by the Landlord pursuant to the terms of the Prime Lease and the reconciliation provisions of this Section;

ii. Taxes at $6,812.04 per month, calculated at the rate of $7.78 per square foot, subject to annual reconciliation by the Landlord pursuant to the terms of the Prime Lease and the reconciliation provisions of this Section; and

iii. Insurance Costs at $429.73 per month, calculated at the rate of $0.049 per square foot, subject to annual reconciliation by the Landlord pursuant to the terms of the Prime Lease and the reconciliation provisions of this Section.

b. Genocea shall also pay to Smithsonian any amounts incurred by Smithsonian and assessed by Landlord under the Prime Lease for the sole purpose of obtaining Prime Landlord’s consent to this Sublease Agreement, including but not limited to any costs assessed by Landlord for administrative, legal fees and/or additional insurance provisions required.

c. Genocea shall pay to Smithsonian all other amounts payable by Smithsonian under the Prime Lease which are attributable exclusively to the Premises or attributable exclusively to Genocea, its employees, customers or invitees. By way of example and not by way of limitation, its Proportionate Share (or direct share as may be appropriate) of charges by Prime Landlord for furnishing air conditioning or heating to the Premises at times in addition to those certain times specified in the Prime Lease (if not separately metered directly to Genocea ), costs incurred by the Prime Landlord or Smithsonian in repairing damage to the Building caused by an employee of Genocea, increased insurance premiums due as a result of Genocea’s use of the Premises, and amounts expended or incurred by the Prime Landlord or Smithsonian on account of any default by Genocea which gives rise to a default under either the Prime Lease or this Agreement which would be amounts payable by Genocea pursuant to this Subsection 4(c).

d. All amounts other than Base Rent payable to Smithsonian under this Agreement shall be deemed to be additional rent due under this Agreement (“Additional Rent”). All past due installments of Base Rent and Additional Rent, if not paid within five business days after written notice from Smithsonian, shall bear a 5% penalty and shall bear interest from the date due until paid at the rate per annum equal to the lesser of (i) two percent (2%) higher than the “prime rate” then being reported in the Wall Street Journal or (ii) the maximum rate permitted by law.  For the purposes of this Agreement, the term Prime Rate shall mean the rate of interest announced from time to time by The Wall Street Journal as the prime rate.

e. Reconciliation. Payments by Genocea of Additional Rent authorized herein shall be reconciled by Smithsonian on an annual basis. This reconciliation shall be completed within ninety (90) days of Smithsonian’s receipt of a reconciliation statement from Landlord pursuant to Section 4.7 of the Prime Lease, at which time Smithsonian shall submit a statement broken down by categories in a consistent fashion and in reasonable detail (including reconciliation statements related thereto as provided by Prime Landlord to Smithsonian) showing:

i.                                          The actual costs for Operating Costs, Taxes, Insurance Costs or other types of Additional Rent expenses (all the “Additional Rent Costs”) paid or incurred by Smithsonian under the Prime Lease and attributable to the Premises either based on the Proportionate Share or, for the charges that are not allocable on a Proportionate Share basis, on an equitable basis;

ii.                                       A computation of the amount by which the Additional Rent Costs actually incurred during the preceding calendar year exceed the aggregate amount of the Additional Rent payments made by Genocea on account thereof; and

iii.                                    If the aggregate amount of Additional Rent paid by Genocea exceeds Smithsonian’s actual Additional Rent Costs, then Smithsonian shall deduct the net overpayment from its next estimated Base Rent due for the then current year, and Genocea shall make future monthly payments based on the amounts reconciled thereof; provided, however, that any Additional Rent paid by Genocea during the last year of the term of this Sublease which exceeds Smithsonian’s actual liability for Additional Rent Costs, shall be paid directly to Genocea within thirty (30) days after the reconciliation statement is delivered to Genocea or the end of the lease term, whichever is later.

iv.                                   If actual costs for Additional Rent Costs exceed the estimate, Genocea shall pay the total amount of such deficiency within thirty (30) days of notification as Additional Rent in accordance with this section.

v.                                      In the final year of the Lease Term, reconciliations as reflected herein shall be calculated on the basis of the number of days of actual occupancy in the calendar year in which the Lease Term expires.

The terms and provisions of this paragraph shall survive the expiration of this Sublease.

f. Genocea shall be responsible for (i) coordinating with Prime Landlord and the utility company to allow for a separate meter for electric service to the Premises and (ii) coordinating with Prime Landlord in order to transfer elevator and door access to Genocea from Smithsonian, and no further consents from Smithsonian shall be required in connection with the installation of a separate meter; however, Smithsonian shall cooperate to the extent required by the Prime Landlord or any utility company.  Genocea shall be responsible for all expenses relating to the foregoing, including transferring the Premises back to Smithsonian at the end of the term and, at Smithsonian’s election, removing any separate meter (or reinstalling any equipment) and restoring and/or repairing any damage to the Premises in connection with said removal or reinstallation.

6. PRIME LEASE.

a. Smithsonian hereby represents and warrants that: (i) Smithsonian is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Landlord’s consent); (ii) the Prime Lease is in full force and effect; (iii) Smithsonian has not received from Prime Landlord any notice of any default on the part of Smithsonian as tenant under the Prime Lease which has not been cured, nor has Smithsonian given Prime Landlord notice of any default on the part of Prime Landlord as landlord under the Prime Lease which has not been cured; and (iv) Smithsonian has submitted to Genocea a true and complete copy of the Prime Lease, except for the exclusion of those certain construction and/or alteration plans relating to other floors of the Building (except for the second floor).

Except as specifically agreed in writing between the parties herein, all of the terms, provisions covenants and conditions of the Prime Lease are incorporated herein by reference and hereby made a part of and are superior to this sub lease Agreement, except as herein otherwise expressly provided Genocea hereby assumes and agrees to perform faithfully and be bound by, with respect to the Premises and the Building, all of Smithsonian’s obligations, covenants, agreements and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease except:

i. Neither Genocea nor Smithsonian shall have any obligations to construct or install tenant improvements except for Genocea’s obligation to install the separate meter described in Section 5.f above.

ii. Any provisions in the Prime Lease allowing or purporting to allow any rent concessions, abatements or construction allowances, any options to lease additional space, rights of first refusal, renewal options or other similar provisions are not incorporated in this Agreement unless specifically noted herein.

b. Genocea shall not alter or change the Premises without the prior written approval of both Smithsonian (such approval not to be unreasonably withheld) and Prime Landlord.  Upon approval by Smithsonian, Smithsonian shall present any alteration proposed by Genocea to Prime Landlord for its approval, or permit Genocea to present such alterations directly to Prime Landlord (with all copies sent to Smithsonian).  Any such approved alterations, additions or improvements shall be performed at Genocea’s sole cost and expense in a good and workmanlike manner and in compliance with all applicable laws and codes and the applicable requirements of the Prime Lease.  Smithsonian hereby approves Genocea’s alterations depicted on the schematic drawing proposed by Genocea (attached hereto as Exhibit C); however, it reserves its right to request Genocea to return the Premises, in whole or in part, to the condition that it was in immediately prior to the date of this Sublease.  Smithsonian requests that the interior doors, upon removal by Genocea, be stored and kept for reinstallation at the end of the term.

c. Genocea further agrees:

i. All rights given to the Prime Landlord and its respective agents and representatives by the Prime Lease to enter the Premises shall inure to the benefit of the Smithsonian and its agents and representatives with respect to the Premises.

ii. Smithsonian shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by Prime Landlord under the Prime Lease.

iii. Genocea shall not do anything or suffer or permit anything to be done which could result in a default under the Prime Lease, or permit the Prime Lease to be canceled or terminated or which may cause any increase in fire or other insurance rates of Prime Landlord.

d. Smithsonian and Genocea hereby agree as follows:

i. Genocea shall not assign, mortgage, pledge, hypothecate, or otherwise transfer or permit the transfer of this Agreement or any interest of Genocea in this Agreement, by operation of law or otherwise or permit the use of the Premises or any part thereof by any persons other than Genocea and Genocea’s employees or contractors, or sub-sublet the Premises or any part thereof without the prior written approval of Smithsonian. Notwithstanding the foregoing,

Genocea may transfer its interest in this Sublease to the following types of entities without the written consent of Smithsonian (each a “Permitted Transfer”): (a) any entity which controls or is controlled by Genocea or is under common control with Genocea, (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Genocea is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Genociea’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation, or (c) any corporation, limited partnership, limited liability company or other business entity acquiring all or substantially all of Genocea’s assets or ownership interests of Genocea so long as Genocea’s obligations hereunder are assumed by the acquiring entity or (d) any assignee consented to by Prime Landlord under Genocea’s lease with Prime Landlord dated as of July 3, 2012 (as it may be amended, the “Genocea Direct Lease”).

Genocea shall promptly notify Smithsonian in writing in advance of any such Permitted Transfer.

ii. Neither rental nor other payments hereunder shall abate by reason of any damage to or destruction of the Premises or the Building or any part thereof, unless, and then only to the extent that, rental and such other payments actually abate under the Prime Lease with respect to the Premises on account of such event.

iii. Genocea shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Building or the Premises, except as may be realized by the Smithsonian under the terms of the Prime Lease.

iv. Genocea shall not have any right to exercise or require Smithsonian to exercise any option under the Prime Lease.

e. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that Smithsonian does not assume and shall not have any of the obligations or liabilities of the Prime Landlord under the Prime Lease to provide any services to the Premises and that Smithsonian is not herein making the representations or warranties, if any, made by the Prime Landlord in the Prime Lease. With respect to work, services, repairs and restoration or the performance of other obligations required of the Prime Landlord under the applicable Prime Lease, Smithsonian’s sole obligation with respect thereto shall be to promptly request the Prime Landlord, upon written request from Genocea, and to use diligent and timely efforts to obtain such services from Prime Landlord or to permit Genocea to seek such services directly from the Prime Landlord.  Smithsonian shall not be liable in damages, nor shall rent abate hereunder, for or on account of any failure by the Prime Landlord to perform the obligations and duties imposed on it under the Prime Lease unless Smithsonian is entitled to rent abatement relating to any such damages under the Prime Lease.

f. Genocea shall neither do, nor permit to do nor permit to be done, anything that would increase Smithsonian’s obligations to the Prime Landlord under the Prime Lease or that would cause the Prime Lease to be terminated or forfeited.  Smithsonian shall not amend or modify (nor agree to amend or modify) the Prime Lease in any way that would increase Genocea’s obligations or diminish Genocea’s rights under this Sublease, nor shall Smithsonian do, nor permit to do or be done, anything that would cause the Prime Lease to be cancelled, terminated or forfeited.

7. DEFAULT BY GENOCEA. It shall be an event of default if Genocea fails to comply with any obligation or requirement of the Prime Lease applicable to Genocea or under this Agreement beyond any applicable notice and cure period. All cure periods granted to Smithsonian under the Prime Lease shall apply to Genocea hereunder; however, the time periods allocated to Genocea shall be reduced by 10%, with any fractional date being rounded down to the nearest whole number. If an event of default occurs beyond any applicable notice and cure period, Smithsonian may exercise any and all rights and remedies available to the Prime Landlord under the Prime Lease.

8.  NON-WAIVER.  Failure of Smithsonian to declare any default or delay in taking any action in connection therewith shall not waive such default. No receipt of monies by Smithsonian from Genocea after the termination of this Agreement or of Genocea’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the term or affect any notice given to Genocea or any suit commenced or judgment entered prior to receipt of such moneys.

9.  CUMULATIVE RIGHTS AND REMEDIES.  All rights and remedies of Smithsonian under this Agreement shall be cumulative and shall not exclude any other rights or remedies allowed by law.

10. WAIVER OF CLAIMS: INDEMNITY: WAIVER OF PERSONAL LIABILITY.

a. Except to the extent of the indemnified parties’ own negligence or willful misconduct, Genocea agrees to indemnify, defend and hold harmless the Prime Landlord and its beneficiaries, Smithsonian and each of their respective trustees, officers, directors, partners, members, managers, agents and employees, from and against any and all claims, demands, costs and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, arising from Genocea’s occupancy of the Premises, Genocea’s construction of any leasehold improvements in the Premises or from any breach or default on the part of Genocea in the performance of any agreement or covenant of Genocea to be performed or performed under this Agreement and pursuant to the terms of this Agreement, or from any act or neglect of Genocea or its agents, officers, employees, guests, servants, invitees or customers in or about the Premises.  In case any such proceeding is brought against any of said indemnified parties, Genocea covenants, if requested by Smithsonian, to defend such proceeding at Genocea’s sole cost and expense by legal counsel reasonably approved by Smithsonian.

b. Smithsonian shall hold harmless Genocea from and against any and all losses, costs, damages, expenses and liabilities including, without limitation, reasonable attorneys’ fees, court costs and disbursements, which Genocea may incur or pay out by reason of any act, omission or negligence on the part of Smithsonian and/or its officers, employees, agents, contractors, subcontractors, customers and/or invitees, or any person claiming through or under Smithsonian, except to the extent any such losses, costs, damages, expenses and liabilities arise out of the negligence, fault or misconduct of Genocea, or any of Genocea’s respective officers, employees, agents, contractors, subcontractors and/or invitees.

c. Notwithstanding anything to the contrary set forth in this Agreement, as the same may be amended from time to time, (i) the directors, officers, or employees of Smithsonian, individually and in the aggregate, shall have no liability and Genocea shall have no claim against any such director, officer or employee or any of their respective assets (a) for any covenant, agreement, term, provision or condition under this Agreement; (b) in connection with the Premises or the Building; or (c) in respect to the Genocea/Smithsonian relationship with respect to this Agreement; and (ii) none of Smithsonian’s covenants, warranties, representations, undertakings or agreements in this Agreement are made by or are intended as being binding on the directors, officers, employees or agents of Smithsonian individually and in the aggregate; and (iii) in making any claim against Smithsonian, Genocea shall look solely to the Federal appropriations of Smithsonian and shall not assert any claim against any Smithsonian (non-federal) trust contribution, or for any other purpose or cause.

d. None of Genocea’s affiliates, partners, shareholders, directors, officers, employees, members shall be personally liable for Genocea’s obligations or any deficiency under this Sublease, and service of process shall not be made against any shareholder, director, officer, employee of Genocea or any of Genocea’s affiliates.

e. In no event shall either party be liable to the other party for any punitive, indirect, or consequential damages, except to the extent specifically set forth in this Agreement.

11. WAIVER OF SUBROGATION.  Anything in this Agreement to the contrary notwithstanding, to the extent permitted by law, Smithsonian and Genocea each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them for any loss or damage that may occur to the Premises or any improvements thereto, or any personal property of any person therein or in the Building, by reason of fire, the elements, or any other cause insured against under valid and collectible fire and extended coverage insurance policies (or the policies that should have been carried had the parties carried the insurance required under this Agreement), regardless of cause or origin, including negligence, except in the case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies. Genocea shall obtain from its insurance company a rider waiving all rights of subrogation against Smithsonian and shall provide Smithsonian with evidence thereof within ten days from the commencement of the Term of this Sublease Agreement.  In the event that Smithsonian elects not to self-insure under the Prime Lease, it shall obtain from its insurance company a rider waiving all rights of subrogation against Genocea, as applicable, and shall provide Genocea with evidence thereof.

12. BROKERAGE COMMISSION. Genocea and Smithsonian each warrant and represent to the other that it has not dealt with any realtor, broker or agent in connection with the negotiation and execution of this Agreement, and to the extent permitted by law, each party agrees to pay and to hold the other harmless from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. This provision shall survive the expiration or earlier termination of this Agreement.

13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Smithsonian, and shall be binding upon and inure to the benefit of the successors of Genocea and, to the extent any such assignment may be approved, Genocea’s assigns. In addition, Genocea acknowledges and agrees that Smithsonian has the absolute and unqualified right to assign this Sublease Agreement to any corporation, limited liability company or other entity that is the legal successor to Smithsonian,.

14. NOTICES. All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to the following addresses, upon the earliest of (a) three (3) days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested or (b) the next business day after delivery to a regularly scheduled overnight delivery carrier:

(i) if to Smithsonian, hand delivered or sent express courier: Office of Contracting, Smithsonian Institution, 2011 Crystal Drive, Suite 350, Arlington, VA 22202, Attn: Eve Errickson, with email notification to ErricksonE@si.edu.

Or, if sent via USPS:   Office of Contracting, Smithsonian Institution, and Attn: Eve Errickson, PO Box 37012, MRC 1200, and Washington, DC 20013-7012.

With a copy to the Smithsonian’s Real Estate Office: If hand delivered or sent express courier: Smithsonian Institution, Real Estate Office, 600  Maryland Avenue, SW, Suite 5001, Washington, DC 20560 Attn: Deborah M. Smith, with email notification to smithDM@si.edu.

Or, if sent via USPS:  Real Estate Office, Smithsonian Institution, PO Box 37012, MRC 511, Washington, DC 20013-7012, Attn: Deborah M. Smith; with email notification to

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SmithDM@si.edu.

(ii) If to Genocea, hand delivered or sent express courier: Jonathan Poole, CFO, Genocea Biosciences, Inc., Fifth Floor, Discovery Park, 100 Acorn Park Drive, Cambridge, Massachusetts, 02140, with email notification to jonathan.poole@genocea.com.

With a copy to: David L. Wiener, Anderson & Kreiger LLP, One Canal Park, Suite 200, Cambridge, Massachusetts 02141, with email notification to dwiener@andersonkreiger.com.

Either party may change its address for the giving of notices by notice given in accordance with this Section.

15. AUTHORIZED REPRESENTATIVES.           For the purposes of liaison and direction in contractual interpretation matters, dispute resolution, or for modification of this Lease, Smithsonian shall be represented by the Smithsonian Contracting Officer. No changes in or deviations from the Sublease shall be effected without a written modification to the Lease which shall be executed by the Contracting Officer authorizing such changes.  All authorities not delegated herein are reserved to the Contracting Officer.  For purposes of liaison, providing guidance and direction in daily operational matters, granting approvals or withholding same, and for general contract coordination, The Smithsonian Contracting Officer shall be represented by Deborah M. Smith, Office of Facilities Engineering and Operation, Real Estate Office, Smithsonian Institution (“COTR”).  However, the COTR is not empowered to change any of the terms or scope of this Agreement.   Genocea’s authorized representative shall be Jonathan Poole.

16. DISPUTES In the event a dispute arises between the Parties, the Parties agree that they will meet, either in person or through any available electronic means, to attempt to resolve the issue as promptly as possible.  However, in the unlikely event that after ninety (90) days, the parties are unable to resolve the dispute through good faith discussion and negotiation, either Party may exercise any and all rights and remedies available at law and in equity to which it is entitled, subject to any limitations with respect to remedies under this Agreement.

17. CONSENT OF PRIME LANDLORD. This Agreement shall be effective only upon obtaining the written consent of Prime Landlord, and it is hereby acknowledged by Smithsonian and Genocea that Prime Landlord’s consent to this Agreement shall not make such Prime Landlord a party to this Agreement, shall not create any contractual liability or duty on the part of such Prime Landlord or its agent to Genocea, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of such Prime Landlord or Smithsonian, as the lessee under the Prime Lease, with respect to the Premises.

18. EXAMINATION. Submission of this instrument for examination or signature by Genocea does not constitute a reservation of or option for the Premises or in any manner bind Smithsonian, and no

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sublease, Agreement or obligation on Smithsonian shall arise until this instrument is signed and delivered by Smithsonian and Genocea and the consent of the Prime Landlord is obtained as described in Section 17 above.

19.INSURANCE.

A. Genocea will, at its expense, obtain and keep in force at all times a policy of commercial general liability insurance (written on an occurrence basis) including contractual liability coverage, premises and options coverage, and broad form property damage coverage, and containing an endorsement for personal injury.  Such commercial general liability insurance shall be in the minimum amount of One Million Dollars ($1,000,000) combined single limit per occurrence with a One Million Dollar ($1,000,000) annual aggregate, together with an overall umbrella coverage of an additional Four Million Dollars ($4,000,000). Genocea shall also obtain workers compensation coverage meeting the statutory limits of the Commonwealth of Massachusetts.

The Smithsonian Institution and the Prime Landlord shall be listed as additional insured. Certificates of Insurance meeting these criteria are to be issued not less than thirty (30) days from execution of this Agreement.

20. FEDERAL TORT CLAIMS ACT.  Genocea acknowledges the Smithsonian Institution is a trust instrumentality of the United States and is covered by the Federal Tort Claims Act.

21. HAZARDOUS/TOXIC CONDITIONS.  Genocea shall comply with the terms of the Prime Lease with regard to the conduct of any activity that will use or produce any Hazardous Materials (as such term is defined in the Prime Lease). With regard to the performance of such activities with respect to the Hazardous Materials, Genocea shall defend and hold harmless the Smithsonian from all claims, demands, actions, liabilities, costs, expenses, damages and/or obligations of any nature arising from or as a result of the use of the Premises by Genocea, its workers, employees, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees or other invitees. Smithsonian reserves the right to inspect the Premises at any reasonable time or in the event of an emergency to ascertain if any violations under this Section 21 have occurred. If any contamination of the Premises with Hazardous Materials or violation of this Section 21 , as reasonably determined by Smithsonian, occurs due to the handling, use, storage or transfer by Genocea of any Hazardous Material, whether such contamination of the Premises with Hazardous Materials or violation or this Section 21 is discovered during the Agreement term or after expiration or termination thereof, Genocea shall be solely responsible for removal or remediation of the Hazardous Material used or produced by Genocea as required by applicable law to be removed or remediated in accordance with federal, state and local regulations and permit requirements. Notwithstanding any other clause in this section or in this Agreement, Genocea shall remove from the Premises all Hazardous Materials brought on to the Premises by Genocea at the expiration or termination of this Agreement and provide copies of all

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permits, notices and manifests required for such removal to Smithsonian. Genocea’s failure to comply with the provisions of this paragraph shall be grounds for termination of this Agreement for default. Receipt by Smithsonian of notices, reports, or any other information or documentation required herein shall not impose any responsibility on Smithsonian to supervise the affairs of Genocea nor relieve Genocea of its responsibility to comply fully with all applicable laws and regulations. The rights and remedies of Smithsonian provided in this clause are in addition to any other rights and remedies which may be available to Smithsonian by law or under this agreement. To the fullest extent permitted by law, Genocea hereby indemnifies Smithsonian and Prime Landlord and its officers, agents, representatives, and employees from all claims, loss, damage, actions, causes of action, expense and/or liability, including the cost of defense, resulting from, brought for, or on account of any violation of this clause.

22. NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Smithsonian and Genocea. Except as may be set forth herein, neither party shall have the right to obligate or bind the other in any manner whatsoever nor nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

23. APPLICABLE LAW.  This Agreement shall be construed in accordance with the applicable federal laws and laws of the Commonwealth of Massachusetts, which shall also be the forum for any lawsuit under this Agreement, regardless of its place of execution or performance.

24. ESTOPPEL. Genocea agrees, at any time and from time to time, upon not less than ten (10) days prior written request by Smithsonian or Prime Landlord, to acknowledge, execute and deliver to Prime Landlord, any prospective purchaser, and any mortgagee or ground lessor an estoppel certificate as required by Section 9.5 of the Prime Lease.

25. ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements in this matter. There are no other written or oral agreements, representations or understandings with respect to the subject matter of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, THE PARTIES hereto have signed this Agreement in duplicate originals as of the day and year above written.

ACCEPTED AND AGREED:

SMITHSONIAN INSTITUTION

By	/s/ Eve Errickson

Name:	Eve Errickson

Title:	Contracting Officer

Date:	June 15, 2015

GENOCEA BIOSCIENCES, INC.

By	/s/William Clark

Name:	William Clark

Title:	Chief Executive Officer

Date:	June 9, 2015

Exhibit A

Prime Lease and
Amendments

(to be attached)

15

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK

CAMBRIDGE, MASSACHUSETTS

FROM

BHX, LLC, AS TRUSTEE OF ACORN PARK I REALTY TRUST

TO

THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY

16

2

3

Exhibits:

A - Property Description
B - Site Plan
C - Building Floor Plan
D - General Description of Base Building Work
E - Tenant Improvements Plans (to be added when complete)
F - Rules and Regulations
G - Uses Permitted in Zoning District
H - Description of Exterior Sign
I - Schedule of Janitorial Services
J - Subordination, Non-Disturbance and Attornment Agreement with The Union Labor Life insurance Company
K - Subordination, Non-Disturbance and Attornment Agreement with BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust
L - Form of Estoppel Certificate
M - Notice of Lease

4

SUMMARY OF BASIC TERMS

LEASE

OF PREMISES AT CAMBRIDGE DISCOVERY PARK,
CAMBRIDGE, MASSACHUSETTS

TO

THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY

DATED AS OF JUNE 29, 2004

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties.  Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease.  In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this “Summary of Basic Terms”.

1.                                      Landlord:  BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust.

2.                                      Tenant:  The Smithsonian Institution Astrophysical Observatory, a unit of The Smithsonian Institution, a trust instrumentality of the United States organized pursuant to 20 U.S.C. §41 et sea.

3A.                             Premises:  Those portions of the Building (excluding Common Areas) depicted as the Premises on Exhibit C.  The Building and the Other Buildings which are currently part of the Project are depicted on Exhibit B.

3B.                             Building:  The building to be constructed as part of the Project, identified as Building 100 on the Site Plan, in which the Premises are to be located.  It is anticipated that the Building will contain six (6) floors.

3C.                             Project:  The real property with the Buildings, the Other Buildings and any other improvements now or hereafter thereon, now commonly known as Cambridge Discovery Park, Cambridge, Massachusetts, as described on Exhibit A and depicted on Exhibit B, together with other areas used from time to time for parking for the Buildings.

3D.                             Leasable Square Footage of the Premises:  (which includes a proportionate share of the Floor Area of the Common Areas of the Building, as provided for in this Lease):  Approximately 81,500 square feet, subject to actual determination and adjustment as set forth in Section 2.5.

3E.                              Leasable Square Footage of the Building:  Approximately 128,059 square feet, subject to actual determination and adjustment as set forth in Section 2.5.

3F.                               Leasable Square Footage of the Project:  Approximately 396,167 square feet, consisting of (i) approximately 128,059 square feet in the Building, subject to actual determination and adjustment as set forth in Section 2.5, and (ii) an agreed upon 268,108 square feet in the Other Buildings.  The Leasable Square Footage of the Project may change from time to time as Other Buildings are altered or demolished and as additional Other Buildings are constructed.

4A.                             Target Completion Date:  October 1, 2005, subject to extension due to Excusable Delay and/or as provided in Section 3.1(c).

4B.                             Landlord’s Work:  Landlord shall perform Landlord’s Work as set forth in Section 3.1, Exhibit D and Exhibit E.

4C.                             Tenant Improvements Allowance:  Landlord shall provide Tenant an allowance for the payment of Tenant Improvements Costs (the “Tenant Improvements Allowance”) equal to $40.00 per square foot multiplied by the Leasable Square Footage of the Premises ($3,260,000.00 if the Leasable Square Footage of the Premises is 81,500 square feet).  All Tenant Improvements Costs in excess of the Tenant Improvements Allowance shall be paid for by Tenant.  At the written request of Tenant prior to commencement of the Tenant Improvements Work, the Tenant Improvements Allowance shall be increased by up to $10.00 per square foot multiplied by the Leasable Square Footage of the Premises ($815,000 if the Leasable Square Footage of the Premises is 81,500 square feet; provided, however, that the aggregate amount of any such increase in the Tenant Improvements Allowance (the “Excess Tenant Improvements Allowance”) shall be repaid by Tenant to Landlord by increasing the monthly installments of Base Rent by an amount which would fully amortize the Excess Tenant Improvements Allowance, with interest at the rate of six percent (6%) per annum (including capitalized interest on the Excess Tenant Improvements Allowance from disbursement until commencement of amortization), in equal consecutive monthly installments of principal and interest over the Initial Term, commencing with the Rent Commencement Date.  Any unused portion of the Tenant Improvements Allowance (other than the Excess Tenant Improvements Allowance) may be applied by Tenant to the payment of Base Rent and Additional Rent.  That above provisions of this Item 4C shall apply to the GMT Lab at such time, if any, that the GMT Lab is added to the Premises.

5A.                             Lease Term:  From the Commencement Date until December 31, 2015.

5B.                             Commencement Date:  The date on which Landlord achieves Substantial Completion; provided, however, that if Tenant conducts business in any portion of the Premises prior thereto, the Commencement Date shall be the date on which Tenant first conducts business in a portion of the Premises.  Based on the Target Completion Date, the Commencement Date is anticipated to be October 1, 2005.

5C.                             Rent Commencement Date:  January 1.  2006.

5D.                             Right of Extension:  Tenant shall have the right to extend the Lease Term for two (2) terms of seven (7) years each in accordance with Section 2.4(b).

6

6.                                      Permitted Use:  Subject to applicable Legal Requirements, the Premises may be used for general office, research and development and observatory purposes only and for no other purpose.

7.                                      Security Deposit:  None.

8.                                      Tenant’s Parking Allocation:  2.6 parking spaces per 1,000 square feet of the Premises, including the Expansion Space if added to the Premises pursuant to Section 2.7 (212 parking spaces if the Leasable Square Footage of the Premises is 81,500 square feet).

9.                                      Base Rent:  If the Commencement Date precedes the Rent Commencement Date, Base Rent shall not be charged for the portion of the Initial Term from the Commencement Date until the Rent Commencement Date.  From the Rent Commencement Date through the end of the Initial Term, the annual Base Rent shall be the product of $23.00 per square foot multiplied by the Leasable Square Footage of the Premises ($1,874,500.00 if the Leasable Square Footage of the Premises is 81,500 square feet).  The annual Base Rent shall be subject to adjustment on the basis of the actual Leasable Square Footage of the Premises determined in accordance with Section 2.5.  The annual Base Rent shall be due and payable in monthly installments each in the amount of one-twelfth (1/12th) of the annual Base Rent ($156,208.33 if the annual Base Rent is $1,874,500.00) on the first day of each calendar month commencing with the Rent Commencement Date.  If the Tenant Improvements Allowance includes any Excess Tenant Improvements Allowance, the monthly Installments of Base Rent shall be increased by reason of the Excess Tenant Improvements Allowance as provided in Item 4C of the Summary of Basic Terms.  The Base Rent during each Extension Term will be determined in accordance with Section 4.1(b).

10A.                      Additional Rent:  (a) Tenant’s Project Share of (i) Project Taxes, (ii) Insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of (i) Building Taxes and (ii) Building Operating Costs, (c) Tenant’s Utility Costs, and/or (d) Other Additional Rent

10B.                      Tenant’s Utility Costs:  Tenant shall be responsible for the payment of the costs of all utility services provided to the Premises and/or the HVAC equipment and systems exclusively serving the Premises (“Tenant’s Utility Costs”), as provided in Section 4.6.

10C.                      Other Additional Rent:  Includes all fees, charges (including parking charges), expenses, fines, assessments, interest or other sums other than (a) Tenant’s Project Share of (i) Taxes, (ii) Insurance Costs and (iii) Project Operating Costs, (b) Tenant’s Building Share of Building Operating Costs and (c) Tenant’s Utility Costs due under this Lease.

11.                               Utilities:  To be separately metered or submetered to the Premises.

12.                               Brokers:  The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494-2805, Richards Barry Joyce & Partners, having an office at 53 State Street, Boston, MA 02109, and The Codman Company, having an office at 50 Rowes Wharf, Suite 400, Boston, MA 02110.

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13A.                      Tenant’s Address For Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

60 Garden Street
Cambridge, MA 02138
Attn:  John G.  Harris
Telephone:  (617) 495-7446; Fax:  (617) 496-7692

Tenant T.I.D.#53-0206027

13B.       Landlord’s Address for Notices:

BHX, LLC, as Trustee of Acorn Park I Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention:  Robert A Schlager
Telephone:  (781) 707-4000; Fax:  (781)707-4001

with a copy to:

BHX, LLC, as Trustee of Acorn Park I Realty Trust
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention:  Mark R.  DiOrio, Esq.
Telephone:  (781) 707-4000; Fax:  (781)707-4001

and

Vorys, Sater, Seymour and Pease LLP
Suite 2000, Atrium Two
221 E.  Fourth Street
Cincinnati, OH 45202
Attn:  Charles C, Bissinger, Jr., Esq.
Telephone:  (513) 723-4000; Fax:  (513) 723-4056

8

LEASE

THIS LEASE (this “Lease”), made as of the 29th day of June, 2004, between BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust, and THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY, a unit of The Smithsonian Institution, a trust instrumentality of the United States organized pursuant to 20 U.S.C. §41 et sea., is as follows.

W I T N E S S E T H:

ARTICLE I
CERTAIN DEFINITIONS

In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

“Additional Rent” has the meaning set forth in Item 10A of the Summary of Basic Terms.

“Bankruptcy Laws” means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et. seq.), as any or all of the foregoing may be amended or supplemented from time to time.

“Base Building Plans” means the plans and specifications for the Base Building Work, to be prepared and adopted as provided in Section 3.1(a), as the same may be modified from time to time pursuant to the terms of this Lease.

“Base Building Work” means the work described generally in Exhibit D, including the GMT Lab Work.

“Base Rent” has the meaning set forth in Item 9 of the Summary of Basic Terms.

“Brokers” has the meaning set forth in Item 11 of the Summary of Basic Terms.

“Building” has the meaning set forth in Item 3B of the Summary of Basic Terms.

“Building Insurance Costs” means those Insurance Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Operating Costs” means those Operating Costs which directly relate to, or are primarily for the benefit of, the Building, as reasonably determined by Landlord.

“Building Taxes” means those Taxes attributable to the value of the Building, as reasonably determined by Landlord.

“Buildings” means, collectively, the Building and the Other Buildings.

“Business Day” means Monday through Friday, except holidays.  The term “holiday” shall mean (a) the federal day of celebration of the following holidays:  New Year’s Day, President’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

“Commencement Date” has the meaning set forth in Item 5B of the Summary of Basic Terms.

“Common Areas” means all areas of the Project, as designated by Landlord from time to time, located inside or outside of the Buildings, which are not intended for the use of a single tenant and which are intended (a) for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Project and their respective Invitees and/or (b) to serve the Project.  Common Areas include, without limitation, common lobbies of multi-tenant Buildings, common restroom facilities of multi-tenant Buildings, elevators and stairwells of multi-tenant Buildings, the Food Service Area, if any, sidewalks, the Parking Areas, access drives, landscaped areas, utility rooms, storage rooms and utility lines and systems and the Common Facilities.

“Common Facilities” means those facilities, if any, located on the Project which Landlord designates from time to time as “common facilities,” including, but not limited to, building systems, pipes, ducts, wires, conduits, meters, HVAC equipment and systems, electrical systems and equipment, plumbing lines and facilities, and mechanical rooms.

“Environmental Law” means the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1802 et. seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the Clean Water Act, 33 U.S.C. §1321 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common taw (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

“Event of Default” any of the events listed in Section 12.1.

“Excess Tenant Improvements Allowance” has the meaning set forth In Item 4C of the Summary of Basic Terms.

“Excusable Delay” means those matters which are beyond the reasonable control of Landlord, including, without limitation, the following:  delays caused by Tenant (or by Tenant’s Invitees), or delays caused by, or resulting from, acts of God, war, civil commotion, fire or other casualty, governmental regulations or orders, or unusual weather conditions.

“Existing Lease Holdover Date” means December 31, 2005, subject to extension due to Tenant Delay.

“Expansion Space” has the meaning set forth in Section 2.7,

“Extension Term” means, as applicable, (a) the period of time beginning at the end of the Initial Term and ending at 11:59 p.m. on the last day of the seventeenth (17th) Lease Year, and (b) the period of time beginning at the end of the seventeenth (17th) Lease Year and ending at 11:59 p.m. on the last day of the twenty-fourth (24th) Lease Year.

“Floor Area” means, as of the date of determination, the floor area of the Building, Other Buildings, Common Areas or Premises, as applicable, measured from the outside face of all exterior walls and the center line of all other walls, as determined by Landlord’s Architect.

“Food Service Area” means any space in any of the Buildings designated by Landlord from lime to time as a food service area for the non-exclusive common use of Landlord, Tenant and other tenants of portions of the Project and their respective Invitees, rather than for the exclusive use of a single tenant or for the exclusive use of tenants of a single Building.

“Food Service Costs” means the net costs to Landlord of providing food service in the Food Service Area, if any.

“GAAP” means generally accepted accounting principles, consistently applied.

“GMT Lab” means a Giant Magellan Telescope laboratory.

“GMT Lab Work” means the installation of the pilings for the GMT Lab and, at Landlord’s option, construction of a shell for the GMT Lab.

“Hazardous Materials” means, at any time, (a) any “hazardous substance” as defined in §101(14) of CERCLA (42 U.S.C. §9601(14)) or regulations promulgated thereunder; (b) any “solid waste,” “hazardous waste,” or “infectious waste,” as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls (“PCBs”), bio-medical materials or waste, nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which may be hazardous to human or animal health or the environment or which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

“Initial Term” means the period beginning at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on December 31, 2015.

“Insurance Costs” means the costs of insuring the entire Project, including without limitation the Buildings and other improvements now or hereafter situated thereon, and ail operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord (and/or which may be required by Landlord’s lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker’s compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance, and fidelity bonds.

“Invitees” means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

“Land” means the land which is a part of Cambridge Discovery Park, Cambridge, Massachusetts more particularly described in Exhibit A hereto and which is depicted on the Site Plan.

“Landlord” means BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust.

“Landlord’s Architect” means ADD, Inc. or any other architect or architectural firm(s) designated by Landlord.

“Landlord’s Work” means the Base Building Work and the Tenant improvements Work.

“Leasable Square Footage” means, (a) when used with respect to the Premises, the sum of (i) the Floor Area of the Premises, plus (ii) Tenant’s Building Share of the Floor Area of the Common Areas of the Building, and (b) when used with respect any of the Buildings, the Floor Area to such of the Buildings.

“Lease Term” means the Initial Term and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b), each Extension Term as to which Tenant so exercises such right.

“Lease Year” means the twelve (12) month period beginning on the Rent Commencement Date and on each anniversary of the Rent Commencement Date throughout the Lease Term.

“Legal Requirements” means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes.

“Operating Costs” means all costs, expenses and disbursements of every kind and nature (except Taxes and Insurance Costs) which Landlord shall pay or become obligated to pay in connection with operating, managing, maintaining, repairing or replacing the Project or elements thereof, all as reasonably determined by Landlord.  Operating Costs shall include, by way of illustration, but not be limited to:  all charges payable by Landlord in connection with the performance of Landlord’s maintenance and repair obligations with respect to the Project; all charges payable by Landlord to provide janitorial service to the Project; all charges payable by Landlord in connection with the maintenance, repair and replacement of HVAC equipment and systems; all charges payable by Landlord to provide utility services to the Project, except to the extent excluded pursuant to clauses (f) or (g) below; all costs related to the operation of any shuttle or other transportation service between the Project and public transportation stations; alt costs related to any police details at any entrances to the Project; all costs related to removal of trash, debris, and refuse; all costs related to removal of snow and ice; ail costs of pest and vermin control; all costs of providing, maintaining, repairing and replacing of paving, curbs, walkways, landscaping, planters, roofs, wails, drainage, utility lines, security systems and other equipment; all costs of painting the exterior and Common Areas of the Building; ail costs of repaving, resurfacing, and restriping Parking Areas and drives; all costs of lighting, cleaning, waterproofing, repairing and maintaining Common Areas, Common Facilities and other portions of the Project; all surcharges, costs and expenses that may result from any Environmental Laws or other laws, rules, regulations, guidelines or orders, except to the extent excluded pursuant to clause (k) below; all costs of licenses, permits and inspection fees incurred after issuance of a certificate of occupancy for the Premises, except to the extent directly attributable to the space of a particular tenant; all legal, accounting, inspection and consulting fees, except to the extent excluded pursuant to clauses (e) or (m) below; except to the extent excluded below, all costs of capital repairs or replacements hereafter made to the Building or Common Areas, amortized over their expected useful life based upon and including a market rate of interest; all costs of wages, salaries and benefits of operating personnel employed exclusively for the Project, including welfare, retirement, vacations and other compensation and fringe benefits and payroll taxes; the Food Service Costs; the amount of any insurance deductible paid by Landlord in connection with an insured loss; and management fees equal to five percent (5.0%) of gross rents (which management fees may be payable to an affiliate of Landlord).  However, notwithstanding the above, the following specific items shall not be included:  (a) the cost of alterations to space in the Buildings leased to others; (b) debt service and ground rent payments; (c) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or eminent domain proceeds; (d) costs for which Landlord is reimbursed under warranties provided to Landlord by contractors who have warranty obligations; (e) leasing commissions, attorneys’ fees and collection costs related to negotiation and enforcement of tenant leases unless the matter involves enforcing compliance with rules and regulations or other standards or requirements for the benefit of all tenants of the Building or Project; (f) the cost of providing gas and electrical service to space leased to tenants; (g) expenses which are billed directly, or reasonably allocable exclusively, to any tenant of the Building or Project; (h) salaries and bonuses of officers and executives of Landlord and administrative employees above the level of property manager or building supervisor and Landlord’s general overhead; (i) the cost of any work or service performed on an extra-cost basis for any tenant of the Building or Project; (j) any cost, other than the management fee provided for above, otherwise included in Operating Costs representing an amount paid to a person or entity affiliated with Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; (k) any costs necessary to cure any violation of any Legal Requirement existing as of the Commencement Date, including any violation of Environmental Laws; (I) depreciation, other than the amortization of capital improvements hereafter made as provided above; (m) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project; (n) all income or corporate excise taxes assessed against Landlord; (o) costs of developing and constructing any new building at the Project or any addition to or expansion of any of the Buildings; (p) costs of renovating any Building (but not ordinary maintenance, repairs and replacements of elements of the Buildings); and (q) costs for which Landlord is responsible under the warranty given by Landlord pursuant to Section 3.1 (f).

“Other Additional Rent” has the meaning set forth in Item 10C of the Summary of Basic Terms,

“Other Buildings” means the buildings other than the Building located in the Project from time to time, including any building hereafter developed and constructed in the Project and excluding any building hereafter demolished; provided, however, that the building designated as Building 35 in the Site Plan shall be excluded from the Other Buildings so long as it is unoccupied.

“Parking Areas” means those portions of the Project which may be used for parking as depicted on the Site Plan, as such areas may be changed by Landlord from time to time, excluding any parking garage now or hereafter existing under, and as a part of, any of the Other Buildings.

“Permitted Transferee” means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant’s business by merger, consolidation or other form of corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant’s assets or stock; provided, however, that an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

“Permitted Use” has the meaning set forth in Item 6 of the Summary of Basic Terms.

“Person” means any individual, partnership, joint venture, trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

“Premises” has the meaning set forth in Item 3A of the Summary of Basic Terms.

“Project” has the meaning set forth in Item 3C of the Summary of Basic Terms.

“Project Insurance Costs” means all Insurance Costs other than (a) Building Insurance Costs and (b) Insurance Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Project Operating Costs” means all Operating Costs other than (a) Building Operating Costs and (b) Operating Costs which relate solely to, or are primarily for the benefit of, any of the Other Buildings, as reasonably determined by Landlord.

“Project Taxes” means those Taxes attributable to the value of the Land.

“Rent Commencement Date” has the meaning set forth in Item 5C of the Summary of Basic Terms.

“Rules and Regulations” means the rules and regulations promulgated by Landlord with respect to the Project, a copy of which is Exhibit F hereto, as the same may be modified by Landlord from time to time upon notice to Tenant.

“Site Plan” means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the existing Buildings, the Building and the existing Parking Areas.

“Space Plans” means the preliminary space plans for the Tenant improvements Work, to be prepared and adopted as provided in Section 3.1(b).

“Substantial Completion” means the occurrence of all of the following:  (a) substantial completion of the Tenant Improvements Work, except for items which are incomplete or unsatisfactory, do not materially interfere with Tenant’s use of the Premises for the Permitted Use, and can be completed without material interference with Tenant’s use of the Premises; (b) substantial completion of that portion of the Base Building Work necessary to occupy the Premises, except for items which are incomplete or unsatisfactory, do not materially interfere with Tenant’s use of the Premises for the Permitted Use, and can be completed without material interference with Tenant’s use of, or access to the Premises; and (c) issuance of a certificate of occupancy for the Premises and certificate of occupancy for the Building as necessary to allow Tenant to occupy and use the Premises for the Permitted Use.

“Summary of Basic Terms” means the Summary of Basic Terms which Is affixed to this Lease immediately after the table of contents of this Lease.

“Target Completion Date” has the meaning set forth in Item 4A of the Summary of Basic Terms.

“Tax Fiscal Year” shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

“Taxes” shall mean (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building, or the fixtures, signs and other improvements thereon then comprising the Project and (b) all attorneys’ fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the amount of the Taxes, the tax classification and/or the assessed value of the Project.  This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term “Taxes” shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.  For purposes of this definition of Taxes, if assessments may be paid in installments, only the current installments of such assessments shall be included in Taxes.

“Tenant” means The Smithsonian Institution Astrophysical Observatory, a unit of The Smithsonian Institution, a trust instrumentality of the United States organized pursuant to 20 U.S.C. §41 et seq., its permitted successors and permitted assigns.

“Tenant Delay” means any delay in the performance of Landlord’s Work to the extent caused by:  (i) Tenant’s failure to perform, or delay in performance of, any obligation which Tenant is required to perform under this Lease, or (ii) the act of Tenant, or Tenant’s agents, employees or contractors, or (iii) the failure to act by Tenant, or Tenant’s agents, employees or contractors, where Tenant has a duty to act.

“Tenant Improvements Allowance” has the meaning set forth in Item 4C of the Summary of Basic Terms.

“Tenant Improvements Costs” means all costs of designing and performing the Tenant Improvements Work, including but not limited to a construction management fee payable to Landlord in an amount equal to five percent (5%) of the other Tenant Improvements Costs.

“Tenant improvements Plans” means the plans and specifications for the Tenant improvements Work, to be prepared and adopted as provided in Section 3.1(b), as the same may be modified from time to time pursuant to the terms of this Lease.

“Tenant Improvements Work” means the work to be performed by Landlord pursuant to the Tenant Improvements Plans.  The Tenant Improvements Work shall not include the GMT Lab Work.

“Tenant Invitees” means Tenant, its subtenants and assignees, together with their respective Invitees.

“Tenant’s Building Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the Building; provided, however, that for purposes of determining Tenant’s Building Share of Building Operating Costs which vary with the level of occupancy of the Building (for example, the cost of providing janitorial services to the Building), Tenant’s Building Share means the amount (expressed as a percentage) equal to (i) the Floor Area of the Premises divided by (ii) the Floor Area of all leased space in the Building.  The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%).  Initially, Tenant’s Building Share generally shall be 63.7% (81,500/128,059), subject to adjustment on the basis of the measurements made in accordance with Section 2.5, and Tenant’s Building Share with respect to Building Operating Costs which vary with the level of occupancy of the Building shall be 100%.  Tenant’s Building Share shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Building is changed, and Tenant’s Building Share with respect to Building Operating Costs which vary with the level of occupancy of the Building shall be recalculated upon each change in the level of occupancy of the Building.

“Tenant’s Contribution” has the meaning set forth in Section 3.1 (d).

“Tenant’s Project Share” means the amount (expressed as a percentage) equal to (a) the Leasable Square Footage of the Premises divided by (b) the Leasable Square Footage of the

Buildings; provided, however, that for purposes of determining Tenant’s Project Share of the Food Service Costs, Tenant’s Project Share means the amount (expressed as a percentage) equal to (i) the Floor Area of the Premises divided by (ii) the Floor Area of all leased space in the Buildings.  The percentage determined by the preceding sentence shall be rounded upward to the nearest one-tenth of one percent (0.1%).  Initially, Tenant’s Project Share (other than with respect to Food Service Costs) shall be 20.6% (81,500/396,167), subject to adjustment on the basis of the measurements made in accordance with Section 2.5.  Tenant’s Project Share shall be recalculated at any time at which the Leasable Square Footage of either the Premises or the Buildings is changed.

“Tenant’s Share” means, as applicable, Tenant’s Building Share or Tenant’s Project Share.

“Tenant’s Utility Costs” has the meaning set forth in Item 10B of the Summary of Basic Terms.

“Tenant’s Work” has the meaning set forth in Section 3.3.

ARTICLE II
LEASE OF PREMISES

Section 2.1.                                 Lease Of The Premises.  Landlord does hereby lease the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.  Landlord represents to Tenant that the Project is zoned Special District 4, that the uses permitted in such zoning district include all categories of Office and Laboratory Use set forth in the Cambridge Zoning Ordinance (e.g. general office use, technical office for research and development, laboratory and research facility, subject to the restrictions on limited manufacturing set forth in Exhibit G), and that the Project includes a sufficient number of parking spaces to comply with the parking requirements of the City of Cambridge applicable to the Project.

Section 2.2.                                 Common Rights.  The Premises are leased subject to, and with the benefit of, the non-exclusive right to use in common with others at any time entitled thereto the Common Areas and Common Facilities for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Building and in accordance with the Rules and Regulations.  Landlord shall have the right from time to time to designate or change the number, locations, size or configuration of the Buildings, including, without limitation, the Common Areas, exits and entrances, and to modify or replace the Common Facilities, and to permit expansion and new construction therein, provided that the same would not have a material adverse effect on Tenant’s use and enjoyment of the Premises.  Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord as for the exclusive use of one or more other tenants, provided that Landlord shall not make such a designation as would materially adversely affect Tenant’s use and enjoyment of the Premises.

Section 2.3.                                 Parking.  Subject to the Rules and Regulations, Tenant’s Invitees are authorized to use 2.6 parking spaces in the Parking Areas per 1,000 square feet of the Premises, including the Expansion Space if added to the Premises (“Tenant’s Parking Spaces”).  Landlord shall designate Tenant’s Parking Spaces in Parking Areas in the vicinity of the Premises as reserved for the exclusive use of Tenant’s Invitees.  There shall be no charge to Tenant for the use of surface parking spaces in the Parking Areas.  For the use of parking spaces in any garage/structured parking spaces now or hereafter included in the Parking Areas, Tenant shall pay to Landlord a monthly parking charge, in addition to Base Rent, for each such parking space based on the fair market charge for similar spaces, as determined and adjusted by Landlord from time to time in its reasonable discretion; provided, however, that there shall be no charge to Tenant for the use of any garage/structured parking space for the first year that such parking space is allocated to Tenant.  If the Parking Areas now or hereafter include any garage/structured parking spaces, Landlord may allocate Tenant’s Parking Spaces as between the surface parking spaces and garage/structured parking spaces on a pro rata basis (for example, if the parking spaces in the Parking Areas are 50% surface parking spaces and 50% garage/structured parking spaces, Landlord may allocate 50% of Tenant’s Parking Spaces to surface parking spaces and 50% of Tenant’s Parking Spaces to garage/structured parking spaces).  Tenant shall not permit any of its Invitees to park in spaces in the Parking Areas other than Tenant’s Parking Spaces, provided that if Landlord designates spaces in the Parking Areas as being for visitors to the Project generally, Tenant may permit its visitors to use such spaces on a non-exclusive basis with other visitors to the Project.  Except for delivery trucks using designated loading and unloading facilities, Tenant shall not permit any of its Invitees to park any vehicle on the Project other than passenger automobiles and small trucks.  Landlord may, from time to time, designate one or more spaces in the Parking Areas as reserved for the exclusive use of one or more of the tenants of the Project and/or for Landlord’s Invitees.  Parking in the Parking Areas by Tenant’s Invitees shall be at their own risk; provided, however, that Landlord shall be responsible for damage to vehicles of Tenant’s invitees while parked in Parking Areas in accordance with this Section caused by flooding of the Parking Areas, to the extent such damage is not covered by insurance carried by such Tenant’s Invitees.

Section 2.4.                                 Commencement Date:  Lease Term:  Extension Terms.

(a)                                 The Lease Term shall commence at 12:01 A.M. on the Commencement Date and shall end at 11:59 P.M.  on the last day of the Initial Term, unless Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b).  At the request of Landlord or Tenant made after the Commencement Date, Landlord and Tenant will execute a written amendment to, and restatement of, the Summary of Basic Terms pursuant to Section 2.6, setting forth the Commencement Date.

(b)                                 Provided an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term for two (2) periods of seven (7) years each by giving Landlord written notice specifying each such extension, which notice must be received by Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration date of the Initial Term or first Extension Term, as applicable.  If such an extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions except that (i) Base Rent shall be payable for such Extension Term as set forth in Section 4.1(b) and (ii) there shall be no further right to extend or renew beyond the second Extension Term.  If Tenant timely exercises its right to extend the Lease Term for the first Extension Term, then, not later than the commencement of the first Extension Term, Landlord shall recarpet and repaint the Premises with materials of a quality comparable to the then standard for the Project, as selected by Tenant.

Section 2.5.                                 Measurement.  Within ninety (90) days after the Commencement Date, Landlord’s Architect, with a representative of Tenant, shall make actual measurements of the Floor Area of the Premises, the Floor Area of the Building and the Floor Area of the Common Areas of the Building.  The Leasable Square Footage of the Premises, the Leasable Square Footage of the Building, the Leasable Square Footage of the Project, the Tenant Improvements Allowance, the Base Rent, Tenant’s Building Share and Tenant’s Project Share shall be adjusted on the basis of such measurements.

Section 2.6.                                 Lease Amendment.  if, pursuant to Sections 2.4, 2.5, 2.7, 2.8, 8.1 or 11,1 or any other provision of this Lease, there results a change in (or, in the case of the Commencement Date, the confirmation of) any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Premises, the Leasable Square Footage of the Building, the Leasable Square Footage of the Project, the Tenant improvements Allowance, the Excess Tenant Improvements Allowance (if applicable), the Base Rent, Tenant’s Building Share or Tenant’s Project Share) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed (or confirmed) terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed.  As of the effective date of the amendment to the Summary of Basic Terms, the changed terms (and recomputed amounts) will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

Section 2.7.                                 Right to Expand Premises.  Tenant shall have the right, exercisable by written notice given by Tenant to Landlord not later than one year after the date of this Lease (such notice being called an “Expansion Notice”), to expand the Premises by adding all of the leasable space on the fifth floor of the Building, containing approximately 23,216 leasable square feet of space (the “Expansion Space”), on and subject to the terms and conditions set forth in this Section 2.7.  Tenant understands that, pending an Expansion Notice by Tenant, Landlord will be marketing the Expansion Space.  At such time, if any, not later than one year after the date of this Lease, that Landlord is engaged in serious negotiations with a third party for all or any part of the Expansion Space, as reasonably determined by Landlord in good faith, Landlord may give written notice of such fact to Tenant, and if Tenant does not give an Expansion Notice within five (5) Business Days after Landlord gives such notice to Tenant, Tenant’s option to expand the Premises pursuant to this Section 2.7 shall terminate.  If, as of the date that Landlord receives an effective Expansion Notice, Tenant’s option to expand the Premises pursuant to this Section 2.7 has not terminated, the Expansion Space shall be added to the Premises to the same extent and with the same effect as if the Expansion Space were originally part of the Premises, except that (i) the design process for the Tenant Improvements Work to the Expansion Space shall not commence until after the Expansion Space has been added to the Premises, and (ii) the Expansion Space shall not be included in the Premises for purposes of the definition of Substantial Completion, Without limiting the generality of the immediately preceding sentence, if the Expansion Space is added to the Premises pursuant to this Section 2.7, Base Rent and

Additional Rent shall commence with respect to the Expansion Space upon issuance of a certificate of occupancy for the Expansion Space, if the Expansion Space is added to the Premises pursuant to this Section 2.7, the Leasable Square Footage of the Premises and other elements of this Lease dependent on the Leasable Square Footage of the Premises (such as the Tenant Improvements Allowance, the Excess Tenant improvements Allowance, Base Rent, Tenant’s Project Share and Tenant’s Building Share) shall be adjusted to reflect the Expansion Space.

Section 2.8.                                 Right of First Opportunity.

(a)                                 Grant of Right.  As of the date of this Lease, the leasable space in the Building other than the Premises (the “ROFO Space”) is unleased.  The ROFO Space consists of all of the leasable space on the sixth floor of the Building, containing approximately 23,216 leasable square feet of space, and, if not then added to the Premises pursuant to Section 2.7, the Expansion Space.  Tenant shall have, and Landlord hereby grants to Tenant, a right of first opportunity to lease any ROFO Space, on and subject to the terms and conditions set forth in this Section 2.8.  Landlord will not enter into any lease of any ROFO Space with a tenant other than Tenant (a “Third-Party Lease”), unless and until Landlord has given to Tenant a Notice of Availability with respect to such ROFO Space and Tenant has failed to exercise its right to lease such ROFO Space pursuant to Section 2.8(b); provided, however, that Landlord may, not later than one year after the date of this Lease, enter into a Third-Party Lease for the Expansion Space if Tenant’s option to expand the Premises has terminate in accordance with Section 2.7.  The right of first opportunity set forth in this Section 2.8 is in addition to the right to expand the Premises pursuant to Section 2.7.

(b)                                 Mechanics for Exercise of Right.  From time to time during the Lease Term as any ROFO Space is, becomes or is about to become available for lease after termination of the applicable First Lease, Landlord shall give written notice to Tenant (a “Notice of Availability”) specifying such ROFO Space, the date on or about which such ROFO Space is expected to become available for lease, the effective rent (including Base Rent and Additional Rent, if applicable) at which Landlord is willing to lease the ROFO Space, and such other terms which Landlord desires to specify.  Tenant will not disclose to third parties, other than Tenant’s employees, consultants and other agents who have a need to know, the contents of any Notice of Availability, and Tenant shall cause ail such employees, consultants or agents to respect the confidentiality of the contents thereof.  Unless an Event of Default then exists, Tenant shall have the right, exercisable by written notice given by Tenant and received by Landlord within ten (10) Business Days after Landlord gives to Tenant the subject Notice of Availability, to lease all of such ROFO Space specified in the Notice of Availability on the terms specified therein.

(c)                                  Addition of Space to Lease.  If Tenant exercises its right to lease any ROFO Space pursuant to Section 2.8(b), then, as of the date which is the later of (i) ten (10) days after Tenant’s exercise of its right to lease such ROFO Space or (ii) the date specified in the Notice of Availability, such ROFO Space shall be added to and become a part of the Premises and subject to the terms and conditions of this Lease; provided, however, that the ROFO Space shall be provided by Landlord to Tenant in “as is” condition, without any responsibility by Landlord to make any improvements or alterations to the ROFO Space; and provided, further, that the terms and conditions of this Lease with respect to such ROFO Space shall be modified by the terms and conditions specified in the subject Notice of Availability.  Promptly after Tenant exercises its right to lease any ROFO Space pursuant to Section 2.8(b), Landlord and Tenant shall enter into an amendment of this Lease incorporating such ROFO Space as part of the Premises and incorporating the terms specified in the subject Notice of Availability with respect to such ROFO Space.

(d)                                 Lapse of Right.  If, after Landlord gives Tenant a Notice of Availability with respect to any ROFO Space, Landlord does not receive Tenant’s notice of exercise pursuant to Section 2.8(b) within the time specified therein, Tenant’s right of first opportunity provided for in this Section 2.8 with respect to such ROFO Space shall lapse and terminate and Landlord shall be free to enter into a Third-Party Lease with respect to such ROFO Space; provided, however, that when such Third-Party Lease terminates, Tenant’s right of first opportunity with respect to such ROFO Space shall be reinstated and again be effective.

(e)                                  Termination of Right.  Tenant’s right of first opportunity provided for in this Section 2.8 shall terminate twelve (12) months before the expiration of the Lease Term.  For purposes of determining the expiration of the Lease Term for purposes of this Section 2.8(e), an Extension Term shall be included only if Tenant has effectively exercised its right to extend for such Extension Term pursuant to Section 2.4(b).  Tenant may exercise its right of first opportunity pursuant to Section 2.8(b) less than eighteen (18) months before the expiration of the Initial Term or first Extension Term, as applicable, only if, prior to (or simultaneously with) the exercise of such right, Tenant shall have made a timely and effective exercise of its right to extend the Lease Term in accordance with Section 2.4(b).

(f)                                   Event of Default.  Landlord shall have no obligation to give any Notice of Availability to Tenant at any time that an Event of Default exists, and Tenant shall have no rights under this Section 2.8 if an Event of Default exists on the date on which Tenant attempts to exercise its right to lease any ROFO Space.

Section 2.9.                                 Shuttle Bus Access.  There presently exists one-way direct access between the Alewife T Station and the Project through an existing access road.  Landlord shall use commercially reasonable efforts to work with the City of Cambridge to establish direct two-way direct access between the Alewife T Station and the Project through such access road for a shuttle bus service for tenants of the Project, including the Building.  Landlord shall provide shuttle service between the Project and the Alewife T Station, with a stop at Tenant’s main office at 60 Garden Street, Cambridge, Massachusetts, if, during the Lease Term, the main office of the Smithsonian Institution Astrophysical Observatory moves to Allston, Massachusetts, the shuttle bus service will be re-routed to accommodate this change.

ARTICLE III
LANDLORD’S WORK:  TENANT’S WORK

Section 3.1.                                 Landlord’s Work.

(a)                                 Base Building Plans.  Landlord shall prepare or cause to be prepared the Base Building Plans not later than December 31, 2004, subject to extension for Excusable Delay.  The Base Building Plans shall provide for Base Building Work consistent with the general description of the Base Building Work in Exhibit D.  Without limiting the immediately preceding sentence, the Base Building Plans shall include the GMT Lab Work in preparation for an anticipated future GMT Lab.  Upon completion of the Base Building Plans, a list identifying the Base Building Plans shall be attached as, and substituted for, Exhibit D to this Lease.  Landlord may modify the Base Building Plans from time to time, provided that (i) if any modification of the Base Building Plans would result in a change in the Base Building Work which would materially affect (A) the layout of the Premises, (B) the Common Areas, (C) the exterior skin of the Building, or (D) Building systems so as to materially affect the quality of services to the Premises, Landlord will give Tenant written notice of such modification and such modification will be subject to Tenant’s approval, which approval shall not be unreasonably withheld or delayed, and (ii) Landlord will periodically, at the request of Tenant from time to time, provide to Tenant a summary of all modifications to the Base Building Plans.  If, pursuant to the immediately preceding sentence, any modification of the Base Building Plans requires Tenant’s approval, Tenant shall, within five (5) Business Days after receipt of the proposed modification, by written notice to Landlord, approve or disapprove the modification.  In any disapproval of any modification, Tenant shall specify in reasonable detail the respects in which the proposed modification is not satisfactory to Tenant.  If, within five (5) Business Days after receipt of any proposed modification of the Base Building Plans, Tenant does not so respond in writing to Landlord, Tenant will be deemed to have approved the modification.

(b)                                 Tenant Improvements Plans.

(i)                                     Tenant shall submit to Landlord, not later than July 31, 2004, Tenant’s program for use of the Premises in sufficient detail to enable Landlord to prepare the Space Plans to satisfy Tenant’s requirements.  Landlord, in consultation with Tenant, shall prepare or cause to be prepared, and shall submit to Tenant for review and approval not later than one hundred twenty (120) days after receipt of Tenant’s program, subject to extension for Excusable Delay, the Space Plans.  Tenant shall fully cooperate with and assist Landlord in developing the Space Plans in order to expedite the preparation and approval of the Space Plans.  Within seven (7) Business Days after receipt of proposed Space Plans, Tenant shall, by written notice to Landlord, approve or disapprove the Space Plans.  Tenant will not unreasonably disapprove proposed Space Plans.  In any disapproval of Space Plans, Tenant shall specify in reasonable detail the respects in which the Space Plans are not satisfactory to Tenant and the changes which Tenant desires in order that the Space Plans will be satisfactory to Tenant Promptly after receiving any such notice of disapproval from Tenant with respect to Space Plans, Landlord will revise the Space Plans as reasonably requested by Tenant and will resubmit the revised Space Plans to Tenant for review and approval in accordance with the procedures set forth above.  Upon approval of Space Plans, a list identifying the approved Space Plans shall be attached as Exhibit E to this Lease, in the course of the approval process for the Space Plans, Landlord will notify Tenant if elements of, or changes in, the Space Plans requested by Tenant will cause any extension of the Target Completion Date or the Existing Lease Holdover Date or are likely to cause a material increase in the Tenant Improvements Costs.

(ii)                                  Landlord, in consultation with Tenant, shall prepare or cause to be prepared, and shall submit to Tenant for review and approval not later thirty (30) days after approval of the Space Plans, subject to extension for Excusable Delay, the Tenant Improvements Plans on the basis of, and consistent with, the approved Space Plans.  Tenant shall fully cooperate with and assist Landlord in developing the Tenant Improvements Plans in order to expedite the preparation and approval of the Tenant Improvements Plans.  Within five (5) Business Days after receipt of the Tenant Improvements Plans, Tenant shall, by written notice to Landlord, approve or disapprove the Tenant Improvements Plans.  Tenant will not unreasonably disapprove proposed Tenant Improvements Plans.  In any disapproval of Tenant Improvements Plans, Tenant shall specify in reasonable detail the respects in which the Tenant Improvements Plans are not satisfactory to Tenant and the changes which Tenant desires in order that the Tenant Improvements Plans will be satisfactory to Tenant.  Promptly after receiving any such notice of disapproval from Tenant with respect to the Tenant Improvements Plans, Landlord will revise the Tenant Improvements Plans as reasonably requested by Tenant and will resubmit the revised Tenant Improvements Plans to Tenant for review and approval in accordance with the procedures set forth above.  Upon approval of the Tenant Improvements Plans, a list identifying the approved Tenant Improvements Plans shall be attached as Exhibit E to this Lease and substituted for the list identifying the approved Space Plans.  In the course of the approval process for the Tenant Improvements Plans, Landlord will notify Tenant if elements of, or changes in, the Tenant Improvements Plans requested by Tenant will cause any extension of the Target Completion Date or the Existing Lease Holdover Date or are likely to cause a material increase in the Tenant Improvements Costs.

(c)                                  Performance of Landlord’s Work.  Landlord shall perform Landlord’s Work in a good and workmanlike manner and substantially in accordance with the Base Building Plans and the Tenant Improvements Plans, using first quality, new materials and in compliance with all Legal Requirements.  Subject to Excusable Delay, Landlord shall use commercially reasonable efforts to cause Substantial Completion to be achieved by the Target Completion Date.  If any of Landlord’s Work is delayed as a result of an Excusable Delay, the Target Completion Date shall be extended upon notice from Landlord to Tenant for a reasonable period of time under all of the circumstances, and, if the Excusable Delay is a Tenant Delay, the Existing Lease Holdover Date shall be extended upon notice from Landlord to Tenant for a reasonable period of time under all of the circumstances.  Landlord shall give Tenant written notice of any extension of the Target Completion Date and/or the Existing Lease Holdover Date pursuant to the immediately preceding sentence.  As long as Landlord pursues the performance of Landlord’s Work with reasonable diligence, Tenant shall not have any claim against Landlord, or any right to terminate this Lease, for failure to achieve Substantial Completion by the Target Completion Date or by the Existing Lease Holdover Date, other than as expressly provided in Section 3.2.  Landlord reserves the right to make changes in Landlord’s Work from time to time as Landlord deems necessary and/or appropriate in order to complete the performance of Landlord’s Work in a timely manner, provided that such changes do not have a material adverse impact on the size, quality, functionality or aesthetic appearance of the Building or the Premises or on the performance of Tenant’s Work or the cost thereof.  Without limiting the generality of the foregoing, Landlord may, upon prior notice to Tenant, substitute materials to minimize delays.

(d)                                 Responsibility for Costs.  Landlord shall be responsible for the entire cost of the Base Building Work, except to the extent that the cost of the Base Building Work is increased as the result of changes requested by Tenant in writing and made in accordance with Section 3.1(a).  Landlord shall be responsible for the Tenant Improvements Costs, to the extent of the Tenant Improvements Allowance, and Tenant shall be responsible for all Tenant

Improvements Costs in excess of the Tenant Improvements Allowance; provided, however, that the Excess Tenant Improvements Allowance, if any, included in the Tenant Improvements Allowance shall be repaid by Tenant to Landlord by an increase in Base Rent as provided in Item 4C of the Summary of Basic Terms.  Prior to commencing the Tenant Improvements Work, Landlord shall submit to Tenant a good faith estimate of the Tenant Improvements Costs and, if such estimated Tenant Improvements Costs exceed the Tenant Improvements Allowance, the estimated amount of such excess (such excess being called “Tenant’s Contribution”), and Tenant shall pay to Landlord such estimated amount of Tenant’s Contribution within thirty (30) days after receipt of such statement.  Within forty-five (45) days after completion of the Tenant Improvements Work, Landlord shall submit to Tenant a statement of the actual Tenant Improvements Costs and the actual Tenant’s Contribution, if any, and of the difference between the actual Tenant’s Contribution and the amount theretofore paid by Tenant to Landlord in respect of Tenant’s Contribution; and, within thirty (30) days after Landlord submits such statement to Tenant, such difference shall be reconciled by Tenant or Landlord, as appropriate, paying to the other the amount of the difference.

(e)                                  Change Orders.  Tenant may request changes in the Tenant Improvements Work from that provided for in the Tenant Improvements Plans by giving Landlord written notice of the proposed change(s) with such details, plans and specifications as may be required by Landlord.  In response to such request by Tenant, Landlord shall, within seven (7) Business Days after receipt of such request, provide Tenant with a proposed change order setting forth (i) the change in the Tenant improvements Costs due to such change(s), (ii) the expected delay, if any, in achieving Substantial Completion in connection therewith and (iii) any reasonable conditions imposed by Landlord in connection therewith.  Tenant shall, within five (5) Business Days after receipt of a proposed change order, either reject or accept it.  If Tenant rejects a proposed change order (or fails to respond within the specified period), the Tenant Improvements Work shall not be changed.  If Tenant approves a proposed change order, then (x) Tenant shall execute the proposed change order and deliver a signed original thereof to Landlord within the specified five (5) Business Day period, together with payment of an amount equal to the Base Rent for the time period specified in clause (ii) above, and (y) the Target Completion Date and the Existing Lease Holdover Date shall be extended for the time period specified in clause (ii) above, and (z) Tenant shall pay to Landlord any increase in the estimated Tenant’s Contribution due to the Change Order within thirty (30) days after receipt of Landlord’s statement therefor.

(f)                                   Acceptance of Premises:  Warranty.  Tenant’s taking possession of the Premises on or after the Commencement Date shall be conclusive evidence, as against Tenant, that the Premises were in good order and satisfactory condition in substantial accordance with the Tenant improvements Plans and Base Building Plans when Tenant took possession, except for:  (i) punch list items on a list signed by both parties within thirty (30) days after the Commencement Date, (ii) any claims of breach of Landlord’s warranty set forth below in this Section 3.1(f), and (iii) the Expansion Space, if any, if Tenant has not then taken possession of the Expansion Space.  Landlord hereby warrants to Tenant that Landlord’s Work shall be performed:  (x) in a good and workmanlike manner, (y) free from defects in workmanship and materials, and (z) in compliance with Legal Requirements.  Tenant shall be deemed to have waived any claim under such warranty except for such matters of which Tenant advises Landlord in writing on or before the first anniversary of the date on which Landlord achieves Substantial Completion (or, with respect to Expansion Space, if any, which is not substantially complete as of the date on which Landlord achieves Substantial Completion, on or before the first anniversary of the date on which Landlord achieves substantial completion of the Expansion Space); provided, however, that the period within which Tenant may make a warranty claim shall be extended for an additional year with respect to latent defects.  Nothing herein shall relieve Landlord of its maintenance and repair obligations under this Lease.

(g)                                  Construction Representatives.  Each of Landlord and Tenant shall have a construction representative who shall be the primary contact person for such party during the design and construction process and who shall be authorized to make day-to-day decisions in the design and construction process.  Landlord’s construction representative shall be Robert A.  Schlager.  Tenant’s construction representative shall be Rick Harnden.  Each of Landlord and Tenant may change its construction representative by written notice given to the other from time to time.

(h)                                 Permitting.  Tenant will cooperate fully with Landlord, but at no out-of-pocket cost to Tenant, as reasonably requested by Landlord, in the permitting process for the Building, and, at Landlord’s request, will designate an appropriate representative of Tenant to attend meetings relating to the permitting process.

Section 3.2.                                 Damages for Delay by Landlord.

(a)                                 Definitions.  For purposes of this Section 3.2, in addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have the following meanings:

“Delay Period” means the period commencing on the Existing Lease Holdover Date (subject to extension for Tenant Delay) and terminating on the Commencement Date.

“Delay Rent” means the rent and other charges under the Existing Leases and, if applicable, any lease for Temporary Space.

“Existing Leases” means, collectively, (i) the Office Lease dated July 29, 2002, by Cambridge Offices, Inc., as landlord, and Tenant, as tenant, for approximately 7,600 square feet of space on the fourth floor of the building located at 50 Church Street, Cambridge, Massachusetts; (ii) the Standard Form Commercial Lease dated March 6, 2000, by The Fayerweather Street School, Inc., as landlord, and Tenant, as tenant, for approximately 8,200 rentable square feet of space in the building located at 765 Concord Avenue, Cambridge, Massachusetts; (iii) the Lease dated June 11,1990, by Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, as landlord, and Tenant, as tenant, for approximately 41,751 leasable square feet of space on the first and second floors of the building located at 1815 Massachusetts Avenue, Cambridge, Massachusetts; (iv) the Lease (Expansion Space) dated April 12, 1991, by Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, as landlord, and Tenant, as tenant, for approximately 3,016 leasable square feet of space on the second floor of the building located at 1815 Massachusetts Avenue, Cambridge, Massachusetts; (v) the Lease (Second Expansion Space) dated September 22, 1992, by Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, as landlord, and Tenant, as tenant, for approximately 10,392 leasable square feet of space on the second floor of the building located at 1815 Massachusetts

Avenue, Cambridge, Massachusetts; (vi) the First Amendment to Lease dated July 28, 1995, by Lesley College, as successor in interest to Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, and Tenant with respect to the Lease identified in item (iii) above; (vii) the First Amendment to Lease dated July 28, 1995, by Lesley College, as successor in interest to Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, and Tenant with respect to the Lease identified in item (iv) above; and (viii) the First Amendment to Lease dated July 28, 1995, by Lesley College, as successor in interest to Peter Wasserman and Sharon Cerny, as Trustees of 1815 Realty Trust, and Tenant with respect to the Lease identified in item (v) above; and includes any extension and/or other amendment or modification of any of such leases entered into by Tenant with the consent of Landlord and any holdover by Tenant beyond the expiration of the term of any of such leases.

“Temporary Relocation Costs” means the actual out-of-pocket costs incurred by Tenant in relocating to Temporary Space on or after the Existing Lease Holdover Date if such relocation is required.

“Temporary Space” means, if the Commencement Date does not occur by the Existing Lease Holdover Date and Tenant is evicted from, or otherwise required to vacate, the space occupied by Tenant pursuant to the Existing Leases prior to the Commencement Date, space to which Tenant is relocated pending the Commencement Date.

(b)                                 Damages for Delay.  If the Commencement Date does not occur by the Existing Lease Holdover Date (subject to extension by Tenant Delay), then, as Tenant’s sole and exclusive remedy for delay, Landlord shall pay to or for the benefit of Tenant the sum of (i) the Delay Rent, if any, for the Delay Period, plus (ii) the Temporary Relocation Costs, if any, plus (iii) any other reasonable out-of-pocket costs incurred by Tenant by reason of such delay, including reasonable attorneys’ fees.  If the Commencement Date does not occur by the Existing Lease Holdover Date and Tenant is evicted from, or otherwise required to vacate, any space presently occupied by Tenant pursuant to the Existing Leases prior to the Commencement Date, then Landlord shall identify Temporary Space to which Tenant shall relocate pending the Commencement Date, which shall be subject to Tenant’s approval, not to be unreasonably withheld or delayed.  Landlord may contact and negotiate directly with Tenant’s landlords under the Existing Leases regarding the continued occupancy by Tenant beyond the Existing Lease Holdover Date, and Tenant shall, at no out-of-pocket cost to Tenant, fully cooperate as requested by Landlord in any such negotiations.  Tenant shall enter into such amendments or modifications of the Existing Leases as are directed by Landlord, at no additional cost to Tenant, and Tenant shall otherwise use its reasonable best efforts to mitigate any Delay Rent and Temporary Relocation Costs resulting from the Commencement Date occurring after the Existing Lease Holdover Date.  Landlord shall not be liable for any Delay Rent arising out of any amendment or modification of any of the Existing Leases made after the date of this Lease, or by the exercise by Tenant of any early termination option under any of the Existing Leases, unless Landlord has given its prior written consent thereto.

(c)                                  Representations by Tenant.  In order to induce Landlord to agree to the above provisions of this Section 3.2, Tenant represents to Landlord as follows:  (i) the Existing Leases, including any amendments thereof, are fully and accurately identified in the definition of Existing Leases set forth above; (ii) Tenant has furnished to Landlord true and complete copies of the Existing Leases, including any amendments thereof; (iii) the Existing Leases are in full force and effect and have not been amended except by the documents identified in the definition of Existing Leases set forth above; and (iv) Tenant has not exercised any early termination option under any of the Existing Leases.

Section 3.3.                                 Tenant’s Work; Pre-Term Occupancy.  Tenant will perform all work, if any, in addition to Landlord’s Work, as Tenant deems necessary to equip, furnish and use the Premises in accordance with Legal Requirements (any such work being called “Tenant’s Work”).  Tenant’s Work shall commence as soon as Landlord’s Work has progressed to the point at which Tenant’s Work may reasonably begin.  All of Tenant’s Work shall be done in a good and workmanlike manner using new and high quality materials, in accordance with Legal Requirements, and in accordance with the requirements of Section 7.5.  If any of Tenant’s Work must be completed as a condition of obtaining a certificate of occupancy or temporary certificate of occupancy to allow Tenant to occupy and use the Premises for the Permitted Use, Tenant shall perform such of Tenant’s Work so as not to delay Substantial Completion.  Tenant shall coordinate the performance of Tenant’s Work with any ongoing Landlord’s Work so as not to interfere with or delay the performance of Landlord’s Work and to maintain harmonious labor relations.  If Tenant enters the Project prior to the Commencement Date, such entry shall be at Tenant’s own risk and solely for the purpose of preparing for occupancy by Tenant and installing fixtures and equipment.  During the period of any entry by Tenant prior to the Commencement Date pursuant to the above provisions of this Section, Tenant shall be subject to the insurance obligations set forth in Sections 7.8 and 7.9 and to all other obligations of Tenant under this Lease, other than the obligations to pay Base Rent and Additional Rent prior to the Rent Commencement Date, and, prior to any such entry by Tenant prior to the Commencement Date, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.8 and 7.9.  In the event of any delay in the performance of Landlord’s Work and/or increase in the cost thereof due to any entry by Tenant or any of Tenant’s Invitees prior to the Commencement Date, Tenant shall pay to Landlord, within ten (10) days after demand, an amount equal to the Base Rent for the period of such delay plus any and all such cost increases.

Section 3.4.                                 Signs.  Tenant shall have the right to be identified on the sign at the entrance to the Project and the right to an exterior sign on the Building, provided that each such sign complies with the provisions of this Section and other applicable provisions of this Lease.  Landlord shall not permit any other tenant identification signs to be installed on the exterior of the Building without the written consent of Tenant, which Tenant will not unreasonably withhold.  The location, design, shape, size, materials, color and type and all other matters related to each of Tenant’s signs (other than Tenant’s right to a sign) shall be subject to Landlord’s prior written approval following submission by Tenant to Landlord of detailed plans therefor, which approval Landlord will not unreasonably withhold.  Landlord acknowledges that Landlord has approved Tenant’s sign to be installed on the exterior of the Building in accordance with Exhibit H hereto, subject to compliance with Legal Requirements.  Except for the signs permitted under this Section, Tenant shall not erect any signs which are visible from the exterior of the Building.  Tenant shall not erect signs except in compliance with all applicable Legal Requirements.  Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all such requirements.  All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing, and/or replacing any such sign shall be paid by

Tenant.  Any signs located in the interior of the Building outside of the Premises (i) shall comply with all applicable Legal Requirements and the sign criteria included in the Rules and Regulations, and (ii) and shall have been approved of in writing and in advance by Landlord (not to be unreasonably withheld or delayed) following submission of detailed plans by Tenant to Landlord.  Tenant shall maintain its signs in good repair and condition.  Upon termination of this Lease, Tenant shall promptly remove all of Tenant’s signage and restore all damage related to the installation, existence and/or removal of such signage.

Section 3.5.                                 GMT Lab.  The Base Building Work includes the GMT Lab Work.  However, until such time, if any, that this Lease is amended to add the GMT Lab to the Premises, the GMT Lab shall not be a part of the Premises and, for purposes of determining the Leasable Square Footage of the Building and of the Project, shall not be considered a part of the Building.

ARTICLE IV
BASE RENT:  ADDITIONAL RENT

Section 4.1.                                 Base Rent.

(a)                                 Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms.

(b)                                 (i)                                     The annual Base Rent per square foot for the first Extension Term will be the sum of (A) the annual Base Rent per square foot for the Initial Term plus (B) fifty percent (50%) of the amount by which the annual Market Rent per square foot, determined in accordance with this Section 4.1(b), exceeds such annual Base Rent per square foot for the Initial Term; provided, however, that in no event shall the annual Base Rent per square foot for the first Extension Term be less than the annual Base Rent per square foot for the Initial Term.  The annual Base Rent per square foot for the second Extension Term will be the annual Market Rent per square foot, determined in accordance with this Section 4.1(b); provided, however, that in no event shall the annual Base Rent per square foot for the second Extension Term be less than the annual Base Rent per square foot for the first Extension Term.  Within sixty (60) days after Tenant gives to Landlord written notice of exercise of an extension option pursuant to Section 2.4(b), Landlord and Tenant shall simultaneously exchange proposals setting forth their opinions as to the annual fair market rent per square foot for the Premises for the applicable Extension Term (“Market Rent”).  Landlord and Tenant shall negotiate in good faith until the later of:  (X) fifteen (15) days after the exchange of proposals or (V) the end of the ninth (9th) Lease Year (if Market Rent is being determined for the first Extension Term) or the end of the sixteenth (16th) Lease Year (if Market Rent is being determined for the second Extension Term) (such period being herein called the “Negotiation Period”) to attempt to agree upon the Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other.  If the parties agree upon the Market Rent prior to the determination of the arbitrator pursuant to Section 4.1(b)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be as so agreed.

(ii)                                  If the parties are unable to agree upon the Market Rent within the Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 4.1

(b)(iii), simultaneously exchange and submit to the arbitrator for binding arbitration a proposal as to the Market Rent.  The “Market Rent” shall be determined as of the commencement of the applicable Extension Term at the then current arms-length negotiated rentals being charged to new (or renewal tenants for renewals and extensions which do not have pre-negotiated contract rents) for comparable space in comparable buildings located in the City of Cambridge, taking into account and giving effect to, in determining comparability, without limitation, such considerations as lease term and the age, size, location, condition, and amenities of the Building.  The Market Rent may include escalations at various points during the applicable Extension Term.  For purposes of such determination, the Premises shall be considered to be vacant and to be rented as a whole for its highest and best use with the degree of finishes and level of leasehold improvements then generally afforded as “building standard” by landlords in the City of Cambridge.  The arbitrator shall also consider and incorporate into the computation the existing improvements to the Premises.  Neither party shall be deemed under any compulsion to rent or lease space.  The arbitrator shall not have the right to modify any other provision of the Lease except Base Rent.  Within thirty (30) days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the applicable Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent.  Notwithstanding the above provisions of this paragraph to the contrary, if the proposals as to Market Rent to be submitted by the parties to the arbitrator are not separated by more than ten percent (10%) of the lower proposal, then the Market Rent shall be the mean average of the two proposals and shall not be determined by arbitration.

(iii)                               If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within fifteen (15) days after the end of the Negotiation Period (such fifteen (15) day period being herein called the “Selection Period”), attempt to agree upon an arbitrator to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1 (b)(ii).  If the parties are unable to agree upon an arbitrator within the Selection Period, then, at the end of the Selection Period, each party shall select an arbitrator and, within fifteen (15) days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1 (b)(ii).  If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association.  Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or salesperson or as an appraiser, as would qualify such arbitrator as an expert with respect to leasing terms in the City of Cambridge.  Such arbitrator shall make the determination required pursuant to Section 4.1 (b)(ii) within thirty (30) days of selection.  The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted.  Landlord and Tenant shall each pay the fee of the arbitrator selected by it.  In making its determination of Market Rent, the arbitrator shall not make any downward adjustment to account for any savings to be realized by Landlord with respect to leasing commissions.

(c)                                  Base Rent shall be payable in equal monthly installments of one-twelfth (1/12th) of the annual Base Rent then in effect and shall be paid without offset for any reason except as otherwise expressly provided herein, in advance, on the first day of each calendar month from and after the Rent Commencement Date.  Base Rent and Additional Rent shall be paid as specified by Landlord either (i) by an “electronic funds transfer” system arranged by and among Tenant, Tenant’s bank and Landlord, or (ii) by check sent to Landlord’s office c/o “Robert A.  Schlager,” or at such other place as Landlord shall from time to time designate in writing.  The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.2.                                 Certain Additional Rent.  Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder.  If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies available for failure to pay Base Rent.  The parties acknowledge and agree that the obligations owing by Tenant under this Section are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

Section 4.3.                                 Taxes.

(a)                                 Tenant shall pay to Landlord, as Additional Rent, an amount equal to Tenant’s Share of Taxes (being Tenant’s Building Share of Building Taxes and Tenant’s Project Share of Project Taxes).  Such amounts shall be estimated in good faith by Landlord at the end of each Tax Fiscal Year, and shall be payable to Landlord in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as reasonably determined by Landlord and when the actual amounts are determined.  After readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord.  If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained.  Landlord shall furnish to Tenant, upon Tenant’s request, but not more than once in any year, a copy of the most recent tax bill and any estimated tax bill.

(b)                                 If, after Tenant shall have made any payment under this Section 4.3, Landlord shall receive a refund (the “Refund”) of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within thirty (30) days after receiving the Refund, pay to Tenant (unless an Event of Default has occurred) an amount equal to (i) Tenant’s Share of the Refund, which payment to Tenant shall be appropriately adjusted if Tenant’s Share of Taxes covered a shorter period than covered by the Refund, less (ii) Tenant’s Share of all expenses incurred by Landlord in connection with such proceedings (including, but not limited to, attorneys’ fees, costs and appraisers’ fees).

(c)                                  Landlord will initiate and pursue tax abatement proceedings when, in Landlord’s commercially reasonable judgment, such proceedings are advisable (including by reason of Tenant’s non-profit status).  Landlord shall have sole control of all tax abatement proceedings.

(d)                                 If the Commencement Date is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant’s obligation in respect of Taxes shall be prorated.  If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

(e)                                  Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

Section 4.4.                                 Insurance Costs.  Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs.  Tenant’s Project Share of Project Insurance Costs and Tenant’s Building Share of Building Insurance Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as reasonably determined by Landlord and also when actual Project Insurance Costs and Building Insurance Costs are determined.  After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord.  Landlord shall provide Tenant upon request with reasonable supporting documentation for the Insurance Costs.

Section 4.5.                                 Operating Costs.  Tenant shall pay to Landlord, as Additional Rent, amounts equal to Tenant’s Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Costs.  Tenant’s Project Share of Project Operating Costs and Tenant’s Building Share of Building Operating Costs shall be estimated in good faith by Landlord at the end of each calendar year, and shall be payable in equal estimated monthly installments on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Project Operating Costs and Building Operating Costs are determined.  After a readjustment, any shortage shall be due and payable by Tenant within thirty (30) days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded promptly if the Lease Term has ended and Tenant has no further obligations to Landlord.  Landlord shall provide Tenant upon request with reasonable supporting documentation for the Operating Costs.

Section 4.6.                                 Tenant’s Utility Costs.  Landlord shall, to the extent practical, cause the Premises to be separately metered or submetered for electric and gas use, including, without limitation, with respect to all variable air volume (“VAV”) boxes and pre-heaters, HVAC equipment and systems, lighting and outlets serving the Premises.  If the Premises are separately metered or submetered such that the utility provider bills Tenant directly for Tenant’s Utility Costs, Tenant shall pay Tenant’s Utility Costs directly to the utility provider promptly as due and payable.  If the Premises are separately metered or submetered such that the utility provider bills Landlord for electric service provided to the Building and Landlord bills Tenant for Tenant’s Utility Costs, Tenant shall pay such bills for Tenant’s Utility Costs within thirty (30) days after receipt.

Section 4.7.                                 Tenant’s Audit Rights.  Annually, Landlord shall furnish to Tenant a report setting forth in reasonable detail the Project Operating Costs, Building Operating Costs, Insurance Costs and Taxes for the immediately preceding calendar year (in the case of Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes).  Tenant shall have the right to audit Landlord’s books and records relating to Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report within six (6) months after receipt of such report (such six (6) month period being called the “Audit Period”) by delivering a notice of its intention to perform such audit to Landlord.  If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than thirty (30) days after expiration of the Audit Period, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund.  The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Operating Costs, Insurance Costs and Taxes charged to Tenant for the period in question was overstated by more than five percent (5.0%), the reasonable cost of such audit shall be paid or reimbursed to Tenant by Landlord.  An overstatement shall not be deemed to exist due to a Refund.  Any audit shall be performed by either (a) Tenant’s regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit.  If Landlord determines that a report previously furnished by Landlord was in error, Landlord may furnish a corrective or supplemental report to Tenant within two years after the original report was furnished, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for six (6) months after Landlord furnishes the corrective or supplemental report.

ARTICLE V
USE OF PREMISES

Section 5.1.                                 Permitted Use.  Tenant shall use and occupy the Premises only for the Permitted Use.

Section 5.2.                                 Restrictions on Use.  Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about the Project, and shall not make any use of the Project which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance.  Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises, except that Landlord shall obtain all building permits and approvals required for Landlord’s Work and a certificate of occupancy for the Premises.  Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any act or thing on the Project which is illegal, dangerous, or which unreasonably disturbs other tenants.  Tenant shall not do or permit to be done any act or thing on the Project which will invalidate or be in conflict with any insurance policies, or which will increase the rate of any insurance, covering the Building or any of the Other Buildings.  If, because of Tenant’s failure to comply with the provisions of this Section or due to any use of the Premises or activity of Tenant in or about the Project, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase.  Tenant shall cause any fire lanes located within the Project to be kept free of all parking associated with its business or occupancy.  Tenant shall conduct its business at all times so as not to annoy or be offensive to other tenants and occupants of the Project.  Tenant shall not permit the emission of any objectionable noise or odor from the Premises and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate noise, vibrations and odors, If any, emanating from the Premises being heard, felt or smelted outside the Premises.  Tenant shall not place any file cabinets, bookcases, partitions, shelves or other furnishings or equipment in a location which blocks any windows.  Landlord shall use commercially reasonable efforts to include provisions similar to those set forth above in this Section 5.2 in leases with other tenants of the Project, subject to such changes as Landlord may negotiate in good faith.

Section 5.3.                                 Hazardous Materials.

(a)                                 Tenant (i) will not conduct any activity on the Premises that will use or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant’s business activities and (2) conducted in accordance with all Environmental Laws; (ii) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both (1) used in the ordinary course of Tenant’s business and (2) properly stored in a manner and location satisfying all Environmental Laws; (iii) will not install any underground tanks of any type; and (iv) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant’s business and in compliance with all Environmental Laws.  If any Hazardous Materials are brought or found on the Premises in violation of the above provisions of this Section, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the Lease Term the Premises are found to be so contaminated or subject to such conditions as a result of Tenant’s failure to comply with the foregoing provisions, Tenant shall defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by a Tenant Party.  Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor.  Except for Hazardous Materials that existed in or on the Premises as of the Commencement Date, Tenant shall remove all Hazardous Materials from the Premises in a manner acceptable to Landlord before the earlier of the date Tenant vacates the Premises and the date Tenant’s right to possess the Premises ends.  Landlord may, upon reasonable notice to Tenant, enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business.  Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this

Section, in which case Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord’s request therefor.

(b)                                 Landlord represents to Tenant that Landlord has not received any written notice, demand, claim, citation, complaint, request for information or similar communication with respect to the existence of Hazardous Materials at Landlord’s Property in violation of Environmental Laws.

ARTICLE VI
LANDLORD’S SERVICES

Section 6.1.                                 Landlord’s Services.  Landlord shall furnish to the Building the services set forth below in this Section, subject to the conditions stated in this Lease.  The cost of certain of these services are to be (i) paid by Tenant, as provided in this Lease, or (ii) included in Operating Costs, Insurance Costs or Taxes, as applicable.

(a)                                 Building.  Landlord shall maintain and keep in good condition and repair the exterior and structure of the Building and mechanical elements of the Building, including the roof and roof structure, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company).

(b)                                 Systems.  Subject to Tenant’s obligations under Section 7.4, Landlord shall operate, maintain and repair the heating, ventilating and air conditioning system, the plumbing system and the electrical system of the Building.  Landlord shall provide heating and air conditioning services to the Premises to heat and cool the Premises at temperatures in accordance with ASHRAE standards.

(c)                                  Water and Sewer.  Cold and hot water at standard Building temperatures will be available for ordinary drinking, cleaning, sanitary and lavatory purposes.  If Tenant requires or uses water for any purpose in addition to such ordinary purposes, Landlord may install a water meter at Tenant’s expense and thereby measure Tenant’s water consumption.  Tenant shall pay Landlord, as Additional Rent, on demand the cost of all water consumption so metered, including without limitation any and all sewer rents, taxes or levies assessed by any governmental authority or utility in connection with metered consumption.  Such meter and installation equipment shall be maintained in good working order and repair at Tenant’s expense.  Any water or sewer services charged directly to other tenants of the Building shall not be included in Operating Costs.

(d)                                 Elevators.  Landlord will provide such number of automatic operatorless elevators in the Building as are provided for in the Base Building Plans.

(e)                                  Common Areas.  Landlord shall provide heating and air conditioning for the Common Areas inside the Building during business hours, with capability for Tenant to extend or override such hours.  Landlord shall clean, provide lighting, repair, maintain and provide janitorial services for the Common Areas including, to the extent reasonable, the Parking Areas, in order to maintain the Common Areas.  Notwithstanding the above, any damage to the

Common Areas or Common Facilities caused by any of Tenant’s Invitees shall be the sole responsibility of Tenant.

(f)                                   Waste Removal.  Landlord shall provide or arrange for ordinary and reasonable waste removal services for the Building.  In the event that Landlord determines that Tenant’s quantity of waste is excessive in comparison to other tenants of the Building, or, in the event that Landlord determines that Tenant’s waste is other than waste generated by typical office use, Landlord may bill Tenant directly as Additional Rent for any such additional cost therefor or require that Tenant be responsible for disposing of its own waste.

(g)                                  Janitorial Services.  Landlord shall supply routine janitorial services for the Premises, as provided in Exhibit I hereto, and Common Areas.  Such services may be revised from time to time by Landlord in its commercially reasonable discretion after consultation with Tenant.

(h)                                 Taxes.  Landlord shall pay all Taxes levied upon or with respect to the Project.

(i)                                     Insurance.  Landlord shall procure and maintain in full force and effect fire, casualty and extended coverage insurance with respect to the Project, with vandalism and malicious mischief endorsements, liability insurance with respect to file Common Areas, rent loss insurance and such other insurance upon or with respect to the Project as Landlord determines to be necessary, appropriate and/or desirable (comparable to other similar properties in the City of Cambridge) or is required by Landlord’s lender, all with such limits of coverage as Landlord or Landlord’s lender may deem necessary, appropriate and/or desirable.

Section 6.2.                                 Extraordinary Use.  Tenant acknowledges that the services to be supplied by Landlord after occupancy by Tenant will be sufficient only for ordinary office uses and for use as a laboratory for astronomy.  Any additional capacity or structural support, as determined by Landlord, needed for uses beyond such uses, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld.

Section 6.3.                                 Interruption:  Delay.  Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty.

Section 6.4.                                 Additional Services.  Should Tenant request any additional services, Tenant agrees to pay to Landlord as Additional Rent therefor Landlord’s actual costs for providing such service, plus an additional fifteen (15%) percent of such costs as an administrative fee, within thirty (30) days of Landlord’s billing Tenant therefor.

ARTICLE VII
CERTAIN OBLIGATIONS OF TENANT

Section 7.1.                                 Rent.  Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

Section 7.2.                                 Utilities.  In addition to gas and electricity which is the subject of Section 4.6 and water and sewer which is the subject of Section 6.1(c), Landlord reserves the right to cause any or all of Tenant’s other utilities to be separately metered or submetered.  In the event that Tenant is billed directly by a utility provider, then Tenant shall pay such bills directly to such utility provider prior to their due dates, in the event Tenant’s utility usage is separately metered or sub-metered by Landlord, Tenant shall pay the billed charges therefor to Landlord as Additional Rent within thirty (30) days of Landlord’s billing therefor.  In the event Tenant’s utility usage is not separately metered, then, except for Tenant’s Utility Costs, Tenant shall pay for such usage as a part of the Operating Costs.  Tenant agrees that its use of electric current shall never exceed the capacity of existing feeders, risers and wiring installations in the Building.  Tenant shall not make or perform any alterations to wiring, installations, lighting fixtures or other electrical facilities in any manner without the prior written consent of Landlord, which Landlord will not unreasonably withhold or delay.  Any risers or wiring to meet Tenant’s excess electrical requirements, if requested by Tenant and approved by Landlord, will be installed by Landlord at Tenant’s expense.

Section 7.3.                                 No Waste.  Tenant shall not overload, damage or deface the Premises nor shall it suffer or permit the same to be done, nor shall it commit any waste.

Section 7.4.                                 Maintenance:  Repairs:  and Yield-Up.  Tenant will keep the Premises neat and clean and maintain the same in good repair, condition and appearance, subject to damage by fire or other casualty.  Tenant’s obligation to so maintain and repair the Premises shall apply to all of the Premises, including, without limitation, all doors, glass, fixtures, interior walls, floors, ceilings, and any other systems exclusively serving the Premises, other than the HVAC system serving the Premises.  There is excepted from Tenant’s obligations under this Section only (a) damage to such portions of the Premises not the responsibility of Tenant under this Lease and originally constructed by Landlord, and (b) repairs and work which are otherwise the specific responsibility of Landlord hereunder.  At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises to Landlord, broom clean, with all utilities safely capped, and in good repair and condition, subject to damage by fire or other casualty, and removing all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant.  Tenant shall cause all maintenance and repair work to conform to applicable governmental laws, rules, regulations, orders and requirements of public authorities.  Tenant shall keep the Premises clear of all filth, trash and refuse.  If Tenant fails to perform Tenant’s obligations under the above provisions of this Section, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than three (3) days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord’s reasonable judgment in light of the nature of Tenant’s obligations to be performed), giving Tenant the opportunity to have its representative observe the performance of such obligations if practical, and if Landlord causes any of such obligations to be performed as permitted above, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

Section 7.5.                                 Alterations by Tenant.  Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord’s consent in writing as provided below (which consent shall not be unreasonably withheld), and then only at Tenant’s expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9, 7.11 and 7.13; provided, however, that Tenant may, upon prior written notice to, but without the requirement of consent of, Landlord, make the following alterations or additions (“Permitted Alterations”):  (i) alterations or additions which (1) are non-structural, (2) do not penetrate or otherwise affect the roof of the Building, (3) do not affect the systems of the Building, and (4) are not reasonably anticipated to cost more than $100,000, either singly or in the aggregate, in any calendar year; and (ii) alterations which are purely cosmetic in nature, such as paint, wall covering, carpeting and the like, regardless of cost.  .  Any alteration or addition shall be consistent in appearance with the rest of the Building and the Project and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities.  Other than with respect to Permitted Alterations, Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications.  The contractor(s) performing the work, other than Permitted Alterations, shall be subject to Landlord’s approval, which will not be unreasonably withheld.  If required by Landlord’s lender, Tenant shall provide a statutory lien bond with respect to such work.  All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner, between such hours as approved in writing by Landlord, and in such a way that utilities will not be interrupted and other tenants and occupants of the Project will not suffer unreasonable inconvenience or interference as determined by Landlord.  Tenant’s Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work.  Both during and after the performance of any such work, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord’s free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building.  Unless Landlord elects otherwise, but subject to Section 7.6, all installations, alterations, additions or improvements in or to the Premises shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

Section 7.6.                                 Trade Fixtures and Equipment.  Any trade Fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, shall remain the property of Tenant, if the same may be removed without damage to, or destruction of, the Premises.  Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures, which it may have installed in, or attached to, the Premises, during the Lease Term.  In addition, prior to the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant’s trade fixtures unless Landlord gives Tenant a written waiver for same.  At any time that Tenant removes any of its trade fixtures, Tenant shall promptly repair the Building as a result of any damage to, or destruction of, the Building caused by the removal of any of its trade fixtures.

Section 7.7.                                 Compliance with Laws.  Tenant, in its use of the Premises and at its sole expense, shall comply with all laws, orders and regulations of Federal, State, County and City authorities, and with any direction of any public officer or officers, pursuant to law, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials.  Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with ail applicable Federal and State laws and the by-laws, rules, regulations and ordinances of the City of Cambridge, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover.

Section 7.8.                                 Contents at Tenant’s Risk.  All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate the Landlord from its own negligent acts or omissions.  Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and in the remainder of the Building, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall be fully responsible for all such damage, and shall save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant’s failure to have such insurance as required in this Lease.  Such insurance on Tenant’s property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord.  If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in frill as an additional insured for the purpose of preventing a subrogation claim.

Section 7.9.                                 Exoneration, Hold Harmless and Insurance.  Tenant will exonerate, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from:  (i) any breach of this Lease by Tenant or any of Tenant’s Invitees or other Person claiming by, through or under Tenant;

and/or (ii) any misconduct or negligence of any of Tenant’s Invitees, or arising from any accident, injury or damage occurring in, on or about the Project, which such accident, damage or injury results or is claimed to have resulted from the negligence or misconduct on the part of any of Tenant’s Invitees. This exoneration and hold harmless agreement shall survive the termination of this Lease.

From and after any pre-term occupancy by Tenant, if any, allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord’s mortgagee(s) are named as additional insureds.  Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy, prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages.  The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000) per occurrence.  Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises, whether or not included In Tenant’s Work, without first delivering to Landlord satisfactory evidence of the Contractor’s commercial general liability insurance, worker’s compensation insurance, automobile insurance and, if required by Landlord’s lender, statutory lien bonds, each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord.  All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A- or better Best’s rating, and be reasonably acceptable to Landlord.  Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of the Project, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate the Landlord from acts of its own negligence.

Tenant voluntarily assumes responsibility for property damage or bodily injury including death that is sustained as a result of the negligence of Tenant or its Invitees.  The Smithsonian Institution, of which Tenant is a unit, as a trust instrumentality of the United States, is covered by the Federal Tort Claims Act.  As such, the exclusive remedy for claims against Tenant for bodily injury, death and property damage due to negligence of Tenant or its employees is the Federal Tort Claims Act, which carries no limit of liability.  The General Counsel of The Smithsonian Institution is authorized to settle all claims against Tenant for damage to property, personal injury or death caused by the negligent act or failure to act of an employee of Tenant in the course of his/her employment cognizable under the Federal Tort Claims Act, as amended; and in some instances, this may be the exclusive remedy.

Section 7.10.                          Landlord’s Access.  Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, upon reasonable notice, at reasonable times and in such manner as shall not unreasonably interfere with Tenant’s business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, tenants and lenders) and to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable, and to maintain, use, repair, replace, relocate or introduce pipes, ducts, wires, meters and any other Landlord’s fixtures serving or to serve the Premises or other parts of the Project (which shall be installed above ceilings, behind walls, along existing columns, or in other areas which do not interfere with Tenant’s business), or to maintain or repair any portion of the Project, and, in case of an emergency, whether resulting from circumstances in the Premises or elsewhere on the Project, Landlord or its representatives may enter the Premises (forcibly, if necessary) at any lime to take such measures as may be needed to cope with such emergency.  Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes.  Other than where impractical in case of an emergency, Landlord shall give Tenant reasonable opportunity to have a Tenant’s representative accompany Landlord during any access to the Premises by Landlord pursuant to this Section.

Section 7.11.                          No Liens.  Tenant shall not permit any mechanics’, laborers’ or materialmen’s liens to stand against the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant.  Landlord may condition the right of Tenant to do Tenant’s work or to do any other work which could result in a lien upon the Project or Tenant’s interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds (if required by Landlord’s lender) or indemnities satisfactory to Landlord.

Section 7.12.                          Compliance with Rules and Regulations.  Tenant covenants that all of its Invitees will comply with the Rules and Regulations and all other reasonable rules and regulations as Landlord may from time to time hereafter promulgate to regulate the conduct generally of all the tenants of the Building.  Landlord, however, shall have the reasonable right to change the Rules and Regulations and to waive any one or more of them in the case of any one or more tenants.  Landlord shall enforce the Rules and Regulations, if at all, in a non-discriminatory manner.

Section 7.13.                          Use of Union Labor.  The Project is subject to financing which requires that only contractors and subcontractors subject to collective bargaining agreements with unions affiliated with the AFL-CIO Building and Construction Trades Department (or any successor organization) may be employed to perform the following work with respect to the Project to the extent such work is the responsibility of Landlord or is funded directly or indirectly from proceeds of a loan made by The Union Labor Life Insurance Company to Landlord:  (i) construction of any kind as to new buildings and new structures (including parking structures); (ii) any major renovation, rehabilitation or improvement of existing buildings and structures, including any major alteration or expansion of the Premises, including tenant improvements related to such work; (iii) replacement of any roof; (iv) major repair or replacement of any HVAC system; (v) elevator or escalator repair or maintenance; and (vi) repair, replacement or installation of electric panel boards and entry service cables.

Section 7.14.                          Further Construction.  Landlord shall have the right, but not the obligation, to construct an expansion or additional phase of the Building (an “Addition”), if Landlord elects to construct an Addition, Tenant shall cooperate with Landlord in connection with Landlord’s plans to construct the Addition and the construction of the Addition, and neither Tenant nor any of its invitees shall take any action which will interfere with such plans or construction.  Without limiting the generality of the foregoing, Tenant agrees to provide such assistance and cooperation as Landlord may request, from time to time, in order for Landlord to timely obtain all licenses, permits, approvals and certificates of occupancy as may be necessary and/or appropriate in connection with an Addition.  Landlord shall plan the construction of any Addition and related staging in a manner reasonable under the circumstances to minimize (to the extent consistent with the efficient performance of such construction) any material interference with Tenant’s access to and/or use of the Premises during the performance of such construction, which planning shall include reasonable advance written notice to Tenant of Landlord’s construction activities which are likely to disturb Tenant’s ongoing experiments or lab work in the Premises to facilitate the taking of protective steps by Tenant.  Tenant acknowledges that, from time to time, dust, noise, vibrations, water leakage and interruptions to power and other utilities (including water and sewer) and/or inability to maintain the temperature in the Building at customary levels may, among other construction-related interference, occur in connection with the construction of an Addition.  Tenant is responsible to safeguard, insure and protect adequately its property (including any sensitive electronic equipment and computers) during the construction process and Landlord shall not be liable to Tenant for any direct or indirect damage or loss suffered by Tenant as a result of Landlord’s construction activities provided that they are undertaken in a manner consistent with this Section.  Tenant shall notify Landlord if any such construction-related interference should occur.  Upon receipt of written notice from Tenant, Landlord shall undertake those measures reasonable under the circumstances to minimize (to the extent consistent with the efficient performance of Landlord’s construction) any material interference with Tenant’s access and/or use of the Premises during the performance of any such construction by Landlord.  Tenant shall not be entitled to any abatement of rent or to claim any constructive eviction as a result of Landlord’s construction activities.

ARTICLE VIII
SUBLETTING AND ASSIGNMENT

Section 8.1.                                 Subletting and Assignment.

(a)                                 Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord’s written consent thereto.  Landlord will not unreasonably withhold, condition or delay its consent to any assignment of this Lease or sublease of all or any part of the Premises under the circumstance described in Section 8.1(b)(i), and Landlord will consent to the assignment of this Lease to a Permitted Transferee under the circumstances described in Section 8.1(b)(ii); otherwise, the consent of Landlord to an assignment, sublease or other transaction covered by this Section 8.1(a) will be within Landlord’s sole discretion.  As used herein, the term “assign” or “assignment” shall be deemed to include, without limitation:  (i) any transfer of Tenant’s interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; or (ii) the transfer or sate of a controlling interest in Tenant (whether in a single transaction or a series of transactions) and whether by sale of its capital stock or otherwise, other than by reason of a sale of a portion of the capital stock of Tenant to raise capital which does not result in a change in the day-to-day control of Tenant.

(b)                                 (i) Landlord will not unreasonably withhold or delay its consent to any assignment of this Lease or any sublease of all or any part of the Premises, so long as (A) the assignment or sublease will not violate the terms of (1) any lease affecting the Project or (2) any agreement, instrument, law, rule, regulation or requirement which is binding upon Landlord and/or the Project; (B) the assignee or subtenant and its proposed use is of a character consistent with the Project; (C) the assignee’s or subtenant’s proposed use is permitted under the terms of this Lease; (D) the assignee or subtenant is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (E) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment or sublease, including, without limitation, reasonable attorneys’ fees; (F) there does not then exist an Event of Default; (G) each of Landlord’s mortgagees has consented in writing to such assignment or sublease if such mortgagee’s consent is required pursuant to the terms of the applicable financing documents (and Landlord will use diligent efforts to obtain any such consent); (H) if a sublease, there are not more than a total of three (3) subtenants, including the proposed subtenant under the proposed sublease, in occupancy of the Premises or portions thereof; and (I) if a sublease, the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord.

(i)                                     Landlord will consent to an assignment of this Lease to a Permitted Transferee, so long as:  (1) the assignee is qualified to do business in the Commonwealth of Massachusetts and has all applicable permits and licenses to do business from the Premises; (2) Tenant pays to Landlord all of Landlord’s reasonable expenses arising out of such assignment, including, without limitation, reasonable attorneys’ fees; and (3) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or the proposed use by the assignee.

(c)                                  In the event of any permitted assignment of this Lease or sublease of all or any part of the Premises by Tenant, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of ail covenants, agreements and conditions on the part of Tenant to be performed hereunder.  Tenant shall also pay to Landlord fifty percent (50%) of any rent received as a result of the assignment or sublease which exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis, after taking into account the costs of the assignment or sublease amortized on a straight-line basis over the remaining term of this Lease.  No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and Tenant execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, pursuant to which inter alia, such new tenant (A) assumes all of the obligations of Tenant under this Lease, (B) if a sublease, agrees to execute and deliver such estoppel certificates and subordination agreements in the same forms as Landlord may require of Tenant under this Lease, (C) if a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof to Landlord in accordance with the terms of this Lease; and (ii) the new tenant delivers to Landlord evidence of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above.  No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant’s interest herein shall operate to release or impair Tenant’s obligations hereunder.

(d)                                 Notwithstanding anything to the contrary contained in this Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord’s consent to an assignment of this Lease, other than to a Permitted Transferee, or a sublease of twenty-five percent (25%) or more of the Premises, Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord’s option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Tenant’s Share based upon the approximate remaining leasable square footage to the Leasable Square Footage of the Building and the Project).  In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord’s sole discretion for the Premises or the portion of the Premises released from this Lease.  Notwithstanding the above provisions of this Section 8.1(d) to the contrary, if Landlord exercises its option to terminate this Lease in whole or in part under this Section 8.1(d), Tenant may, by written notice given to Landlord within three (3) Business Days after Landlord exercises such option, withdraw Tenant’s request for Landlord’s consent to the subject assignment or sublease, in which event this Lease shall not terminate.

(e)                                  Tenant shall not enter into any arrangements with any subtenant or assignee to circumvent, or which have the effect of circumventing, (i) Tenant obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

ARTICLE IX
RIGHTS OF MORTGAGEES AND GROUND LESSORS:  ESTOPPEL CERTIFICATES

Section 9.1.                                 Subordination to Mortgages and Ground Leases.  Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground tease, upon the Project, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree not to disturb Tenant’s possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists.  Tenant agrees that it will, upon five (5) Business Days’ advance written request from Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, execute, acknowledge, and deliver any and all instruments reasonably deemed necessary or desirable by Landlord, or such holder to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor.  Without limiting the generality of the immediately preceding sentence, Tenant shall, contemporaneously with the execution of this Lease, (a) enter into a Subordination, Non-Disturbance and Attornment Agreement with The Union Labor Life

Insurance Company in the form of Exhibit J, and (b) enter into a Subordination, Non-Disturbance and Attornment Agreement with BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, in the form of Exhibit K.  Upon five (5) Business Days’ written request from Landlord, any holder of a mortgage or ground lease on the Project or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into a recognition and attornment agreement, in the form reasonably requested by such party, with such party.

Section 9.2.                                 Lease Superior at Mortgagee’s or Ground Lessor’s Election.  At the request in writing of any mortgagee, or ground lessor, of the Project, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

Section 9.3.                                 Notice to Mortgagee and Ground Lessor.  Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of the Project, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease.  In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within thirty (30) days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default.  In the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.4.                                 Limitations on Obligations of Mortgagees, Ground Lessors and Successors.  Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be:  (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than thirty (30) days before the due date of such installment; (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest; (c) liable for any previous act or omission of Landlord (or its predecessors in interest); (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest); (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest.  Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or ground lease (at such holder’s last address furnished to Tenant) and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within thirty (30) days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same, in the event of any inconsistency between this Section and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

Section 9.5.                                 Estoppel Certificate By Tenant.  Tenant agrees, at any time and from time to time, within ten (10) days after written request by Landlord or any holder of a mortgage on all or a portion of the Project or the ground lessor thereof, to execute, acknowledge and deliver to Landlord, any prospective purchaser and any mortgagee or ground lessor an estoppel certificate, in the form of Exhibit L or in such other commercially reasonable form which Landlord or such mortgagee or ground lessor may request, with all blanks completed with the appropriate information and with such changes as are necessary in order to make the estoppel certificate accurate and not misleading.

ARTICLE X
CASUALTY

Section 10.1.                          Damage From Casualty.

(a)                                 If any portion of the Premises or the Building affecting Tenant’s use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty.  Within sixty (60) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall reasonably estimate, and give Tenant written notice of, the period commencing with the date of such notice (the “Restoration Period”) that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below.  If Landlord reasonably estimates that the Restoration Period will be longer than one year, then either Landlord or Tenant may terminate this Lease by giving to the other written notice of termination within ten (10) days after Landlord gives Tenant written notice of such estimate.  Such notice of termination shall be effective on the date thereof, and if Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises.  If (i) Landlord reasonably estimates that the Restoration Period will be one year or shorter, or (ii) Landlord reasonably estimates that the Restoration Period will be longer than one year but neither Landlord nor Tenant exercises its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, unless Landlord exercises its termination right pursuant to Section 10.3, with reasonable dispatch, repair or rebuild so much of the Premises as were originally constructed by Landlord to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property (but only to the extent of the proceeds of insurance carried or required by this Lease to be carried by Tenant).

(b)                                 If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration by the end of the Restoration Period (subject to extension for delays described in Section 10.1(c) and for Excusable Delay), then

Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord.  If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

(c)                                  Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds.  Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of “net recovered insurance proceeds”.  The term “net recovered insurance proceeds” shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

Section 10.2.                          Abatement of Rent.  In the event that the provisions of Section 10.1 shall become applicable, the Base Rent, Tenant’s Project Share of Taxes and Project Operating Costs, and Tenant’s Building Share of Building Operating Costs shall be abated or reduced proportionately for the period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant’s operations) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

Section 10.3.                          Landlord’s Right to Terminate.  Notwithstanding the foregoing, Landlord may terminate this Lease following:  (a) damage or destruction to the Premises to the extent of thirty (30%) or more of the cost of replacement thereof; or (b) the refusal of the applicable insurance carrier to pay funds sufficient for the cost to repair or replace or the refusal of any applicable mortgagee or ground lessor to release the insurance proceeds for such purposes.  Landlord may exercise the right to so terminate this Lease by written notice to Tenant given within sixty (60) days after the date of the damage or sixty (60) days after the date Landlord receives written notice of such damage, whichever is later.  Such notice of termination shall be effective on the date thereof.

ARTICLE XI
EMINENT DOMAIN

Section 11.1.                          Eminent Domain; Right to Terminate and Abatement in Rent.  If the Premises or any part thereof, or the whole or any substantial part of the Project, shall be taken, or if a conveyance shall be made in anticipation thereof, for any street or other public use, by action of the municipal, state, federal or other authorities, or shall receive any substantial direct or consequential damage for which Landlord or Tenant shall be entitled to compensation by reason of anything lawfully done in pursuance of any public authority, after the execution hereof and before the expiration of the Lease Term, then this Lease and the Lease Term shall terminate at the election of Landlord (given by written notice to Tenant within ninety (90) days of the taking or within ninety (90) days of notice of the taking to Landlord), and such election may be made in case of any such taking notwithstanding the entire interest of Landlord may have been divested by such taking; and if Landlord does not so elect, then in case of any such taking or destruction of, or damage to, the Premises, rendering the same or any part thereof unfit for use and occupation, a just proportion of the Base Rent according to the nature and extent of the injury sustained by the Premises as determined by Landlord, shall be suspended or abated until the Premises or, in case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation.  To the extent that the Premises, upon having been put in proper condition for use and occupation are smaller, the Base Rent shall be reduced for the balance of the Lease Term in the same proportion which the reduction in space bears to the original Leasable Square Footage of the Premises, in the event of a taking of any portion of the Building, Tenant’s Share shall be recomputed.

Section 11.2.                          Restoration.  If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore the Project and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence.  If the available proceeds of the eminent domain award are insufficient, in Landlord’s judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right to select which portions of the Project, if any, shall be restored.  The term “available proceeds” shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys’ fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.  In the event Landlord fails to commence restoration of the Project and/or the Premises within sixty (60) days after the taking, Tenant shall have the right to terminate the Lease upon sixty (60) days’ prior written notice to Landlord.

Section 11.3.                          Landlord to Control Eminent Domain Action.  Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord.  Provided, however, nothing herein contained shall limit Tenant’s right to any separate award for the taking of personal property, moving and other relocation expenses, or other items the payment of which shall not reduce the award payable to Landlord.

ARTICLE XII
DEFAULT AND REMEDIES

Section 12.1.                          Event of Default.  As used herein, “Event of Default” shall mean the occurrence and/or existence of any one or more of the following:  (a) (i) Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable, and such failure continues for five (5) days after written notice from Landlord thereof or (ii) Landlord having given the notice specified in the foregoing clause (a)(i) to Tenant twice in any twelve (12) month period, Tenant shall fail, on a third occasion within the twelve (12) months following the giving of the first such notice by Landlord, to pay any installment of Base Rent, Additional Rent or any other amount due under this Lease on or before the date on which the same becomes due and payable; or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty (30) days, but is capable of being cured, such thirty (30) day period shall be extended by up to sixty (60) additional days provided that Tenant commences to cure such default within said thirty (30) day period, continues to do so diligently, and thereafter completes such cure within not more than ninety (90) days following the notice of default; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within sixty (60) days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within sixty (60) days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease.

Section 12.2.                          Landlord’s Remedies.

(a)                                 Upon the occurrence of an Event of Default, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without further demand or notice, in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

(b)                                 If, pursuant to Section 12.2(a), Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord during the remainder of the Lease Term the Base Rent and Additional Rent in installments as and when the same become due and payable, subject to reduction by any rent actually received by Landlord as a result of a re-letting of the Premises (net of the reasonable and customary costs of re-letting, including remodeling costs, brokerage commissions and attorneys’ fees).  Landlord shall exercise commercially reasonable efforts to re-let the Premises to mitigate damages, and Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent.  The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant’s liability for damage so long as Landlord does not act arbitrarily or capriciously.  Any suit brought to collect the amount of the deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding.  Landlord, at Landlord’s option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord’s sole but reasonable judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

(c)                                  If, pursuant to Section 12.2(a), Landlord terminates this Lease, Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, discounted to present value using a then market rate of interest as reasonably determined by Landlord.  For the purposes of computing damages payable pursuant to this Section 12.2(c), the Additional Rent with respect to Taxes, Insurance Costs and Operating Costs for the remainder of the Lease Term will be assumed to be the product of such Additional Rent for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term.

(d)                                 Tenant will be responsible to Landlord for all expenses which Landlord may incur in connection with the enforcement of Landlord’s rights after an Event of Default, including, without limitation, reasonable legal expenses, attorneys’ fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental.

Section 12.3.                          Reimbursement of Landlord.  Upon the occurrence of an Event of Default, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions.  Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant’s name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant.  All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

Section 12.4.                          Landlord’s Right to Perform Tenant’s Covenants.  Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees.  The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained.  All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.  Whenever practicable, Landlord, before proceeding as provided in this Section, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten (10) Business Days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given “due notice” and may proceed as provided in this Section; provided, however, that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of Legal Requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

Section 12.5.                          Cumulative Remedies.  The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease.  The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option.  Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach.  No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it.  In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

Section 12.6.                          Expenses of Enforcement.  Tenant agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of any of Tenant’s Invitees or any breach of this Lease by Tenant.  Landlord agrees to pay all reasonable expenses and reasonable attorneys’ fees incurred by Tenant in enforcing any obligation or any remedies hereunder including any litigation in which Tenant shall become involved by reason of any act or negligence of Landlord or any breach of this Lease by Landlord.

Section 12.7.                          Landlord’s Default.  Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty (30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default Landlord’s liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair.  In no event whatsoever shall Landlord be liable for consequential or any indirect damages.  The provisions of this Section are further subject to the provisions of

Articles X and XI dealing with eminent domain and fire and other casualty, and Section 6.3 dealing with interruption of services.  If Landlord fails to cure any default by Landlord within the period provided above in this Section, Tenant may give Landlord an additional written notice confirming that the default has not been cured and that Tenant intends to cure such default, and, if Landlord fails to cure such default within ten (10) days after such notice, Tenant may, without waiving the default, take such steps as are reasonably appropriate to cure the default, recover from Landlord the reasonable cost of such cure, and, if Landlord concedes, or a court determines, Tenant’s right to recover such cost, setoff such cost against the Base Rent and Additional Rent next coming due.  In no event shall Tenant have the right to terminate this Lease by reason of a default by Landlord, except as expressly provided herein.

Section 12.8.                          Limitation of Landlord’s Liability.  The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord’s interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period.  Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises or Tenant’s use and occupancy of the Premises or the Common Areas, or the remainder of the Project, whether at law or in equity, shall be satisfied out of Landlord’s equity in the land and buildings then comprising the Project to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets (or proceeds thereof) and to no other assets of Landlord, or such succeeding owner, for satisfaction.  Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder.  The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

Section 12.9.                          Late Payment and Administrative Expense.  If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to three percent (3%) plus the prime rate of Bank of America (or any successor) in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law (“Interest Payment”).  In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge (“Administrative Expense”) of five percent (5.0%) of the amount thereof for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord.  The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord’s other remedies as provided for in this Lease.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1.                          Brokers.  Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord and Brokers.  Each party shall save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation.  The broker’s fees payable to Brokers for this Lease shall be payable by Landlord subject to and in accordance with the terms of a separate agreement between Landlord and Brokers.

Section 13.2.                          Quiet Enjoyment.  Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

Section 13.3.                          Tenant’s Request for Landlord’s Action.  In the event that at Tenant’s request Landlord takes any action which is not required of Landlord pursuant to this Lease, Tenant shall pay as Additional Rent Landlord’s reasonable attorneys’ fees, expenses and disbursements in connection with such action, with payment to be made by Tenant within thirty (30) days after billing therefor by Landlord.  Landlord will give Tenant a good faith estimate of such costs of any such action prior to commencing such action.

Section 13.4.                          Notices.  Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three (3) days following deposit in the U.S.  Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next business day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice given by telecopy or personal delivery.

Section 13.5.                          Waiver of Subrogation.  Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision, to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Tenant agrees that its fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.8 shall be applicable.

Section 13.6.                          Entire Agreement:  Execution:  Time of the Essence and Headings and Table of Contents.  This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties.  This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease.  This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy.  Time is of the essence with respect to the obligations of Tenant and Landlord to be performed within a specific time frame in this Lease.  The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

Section 13.7.                          Partial Invalidity.  If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

Section 13.8.                          No Waiver.  No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord’s rights hereunder unless such waiver shall be in writing.  No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

Section 13.9.                          Holdover.  if Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a daily Tenant at sufferance only subject to all of Tenant’s obligations set forth herein, but at a Base Rent equal to one and one-half (1½) times the Base Rent then most recently in effect and Additional Rent and other charges provided for under this Lease, with such Base Rent and Additional Rent to be charged on a monthly basis for each calendar month or portion thereof for which Tenant holds over, without proration for a partial calendar month.  The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a daily Tenant at sufferance, at the aforesaid daily rate.  Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over.  Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

Section 13.10.                   When Lease Becomes Binding.  The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

Section 13.11.                   Recordation.  Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease.  However, at the request of either party, the parties shall execute and record a Notice of Lease in the form of Exhibit M.

Section 13.12.                   Financial Statements: Certain Representations and Warranties of Tenant.  No more than once per year, if requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant’s annual financial statements, certified as true and correct by the president or chief financial officer of Tenant; provided, however, that so long as Tenant’s annual financial statements are available to Landlord on Tenant’s web site, Tenant will not be required to provide such financial statements other than through Tenant’s web site.  Tenant represents and warrants to Landlord, its successors and assigns that:  (a) all financial statements of Tenant previously provided to Landlord (or available to Landlord on Tenant’s web site) have been prepared in accordance with GAAP (except for footnotes), were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof (or available to Landlord on Tenant’s web site) will be prepared in accordance with GAAP (except for footnotes), will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a unit of The Smithsonian Institution, which is a trust instrumentality of the United States duly organized and validly existing pursuant to 20 U.S.C. §41 et seq.:  (e) the execution, delivery and performance of this Lease by Tenant has been duly authorized; and (f) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

Section 13.13.                   Confidentiality.  Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including, without limitation, the rental rate(s), term and other financial and business terms, constitute confidential information of Landlord (“Landlord’s Confidential information”).  Tenant covenants and agrees to keep Landlord’s Confidential information confidential; provided, however, that (a) Landlord’s Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform the representatives of the confidential nature of Landlord’s Confidential Information and that the representatives shall be directed by Tenant to treat Landlord’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure.  Landlord acknowledges that, in connection with this Lease, Tenant is furnishing to Landlord information regarding Tenant and Tenant’s operations which is not a matter of public record and is not generally available to the public (“Tenant’s Confidential Information”).  Landlord covenants and agrees to keep Tenant’s Confidential Information confidential; provided, however, that (a) Tenant’s Confidential Information may be disclosed by Landlord to Landlord’s representatives who need to know such information in connection with Landlord’s business (it being understood that Landlord shall inform the representatives of the confidential nature of Tenant’s Confidential information and that the representatives shall be directed by Landlord to treat Tenant’s Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law, any other disclosure of such information may only be made if Tenant consents in writing prior to any such disclosure.

Section 13.14.                   Summary of Basic Terms.  The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease.  Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

Tenant and Landlord, each by its duly authorized officer, have signed this Lease as of the date first set forth above.

TENANT:

THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY, a unit of The Smithsonian Institution

By:	/s/ John G. Harris
John G. Harris, Contracting Officer

LANDLORD:

BHX, LLC, as Trustee of Acorn Park I Realty Trust

By:	/s/ Erik D. Schlager
Name: Erik D. Schlager
Title: Member

EXHIBIT A

PROPERTY DESCRIPTION

Building 35 Property Parcel 1/Lot 1 on the Survey

Four contiguous parcels of Land (the last two being registered land) situated on the Northerly side of said Acorn Park as follows:

PARCEL 1

SOUTHERLY	by Acorn Park by three lines measuring respectively 121.70 feet, 205.26 feet and 98.84 feet;

WESTERLY	by land now or formerly of Marshall B. Dalton and others, Trustees, 193.45 feet;

NORTHERLY	by Lot Y4 as shown on the plan hereinafter mentioned by two lines measuring respectively 119 feet and 15.48 feet;

NORTHEASTERLY	45.38 feet;

NORTHWESTERLY	295.58 feet, said two lines being along land of Marshall B. Dalton and others, Trustees, shown on said plan as a parcel containing 7,001 square feet, and being the Parcel 2 herein described;

NORTHERLY	again, by Lot 337 as shown on said plan, 37.27 feet; and

EASTERLY	by land now or late of New England Mutual Life Insurance Company, 329.27 feet

Said parcel is shown on a “Plan of Land in Cambridge and Arlington, Massachusetts”, dated Aug. 17, 1956, by William S.  Crocker, Inc., Civil Engineer, recorded with said Deeds as Plan No. 251 of 1957, in Book 8915, Page 81, and the same contains according to said Plan 119,627 square feet

PARCEL 2/Lot 2 on the Survey .

SOUTHWESTERLY	45.38 feet;

SOUTHEASTERLY

295.58 feet; said last two lines being along land now or formerly of Marshall B.  Dalton and others, Trustees, shown on said plan as land of West Cambridge Trust, and being the First Parcel herein described;

NORTHERLY	by Lot 342 as shown on Land Court Subdivision Plan 4351z, being Parcel 3 herein described, by two lines measuring respectively 60.73 feet and 123.34 feet;

NORTHWESTERLY	by Lot 340 as shown on Land Court Subdivision Plan 4351Y, being Parcel 4 herein described, 81.98 feet

NORTHWESTERLY	more WESTERLY by Lot Y3 as shown on Land Court Subdivision Plan 4351x, 64.19 feet;

Said parcel shown on said plan dated August 17, 1956 as the parcel containing 7001 square feet.

PARCEL 3/Lot 3 on the Survey

NORTHERLY	on land now or late of Bolton, being Lot 341 on Land Court Subdivision Plan 4351z, 236.14 feet;

SOUTHERLY	by what was known as the Northerly line of Alewife Brook Parkway, being Parcel 2 herein described, by two lines measuring respectively 60.73 feet and 123.34 feet; and

SOUTHWESTERLY	by Lot 340 as shown on said Plan, being Parcel 4 herein described, 61.13 feet

Said parcel is shown as Lot 342 on said Subdivision Plan 4351z, filed in the South Registry District of Middlesex County with Certificate of Title No. 97885 and comprises the premises described in said Certificate of Title.

PARCEL 4/Lot 4 on the Survey

SOUTHERLY	by what was known as the Northerly line of Alewife Brook Parkway, being Parcel 2 herein described, 81.98 feet;

NORTHWESTERLY	by Lots Y3 and Y2 as shown on Plan hereinafter mentioned. 54.81 feet; and

NORTHEASTERLY	by Lot 339 on said Plan, a portion of which comprises Parcel 3 herein described, 61.13 feet

Said parcel is shown as Lot 340 on Subdivision Plan 4351y filed in said Registry District with Certificate of Title No, 93873, and comprises the premises described in said Certificate of Title.

The aforesaid four contiguous parcels are shown as Lot 1 containing 119,627± square feet; Lot 2 containing 7,001± square feet Lot 3 containing 2,912± square feet and Lot 4 containing 1,634± square feet respectively on a plan entitled “Plan of Land in Arlington, Belmont and Cambridge, Massachusetts prepared for Arthur D.  Little, Inc. by Boston Survey ‘Consultants’1 dated October 31, 1978 and recorded with the Middlesex South Registry of Deeds as Plan No. 338 of 1978 in Book 13674, Page End (the “Master Plan”).

Buildings 20, 20A and 32 Property

PARCEL 5/ Lot 7 on the Survey

A certain parcel of land situated on the Southerly and Easterly sides of Acorn Park and at the Southeasterly comer of Acorn Park and Concord Turnpike, partly in Cambridge and partly in Arlington, both in Middlesex County, Massachusetts, with the buildings thereon situated and bounded and described as follows:

NORTHERLY	by Acorn Park by three lines measuring respectively 39.63 feet, 209.51 feet and 289.03 feet;

WESTERLY	by said Acorn Park by two lines measuring respectively 309.53 feet and 63,35 feet;

NORTHWESTERLY	on the junction of Acorn Park and Concord Turnpike by a curved line having a radius of 30 feet, 50.79 feet;

NORTHERLY	again, on Concord Turnpike 39.67 feet,

SOUTHERLY	by land of the Commonwealth of Massachusetts, 66.17 feet;

EASTERLY	by the same land by two lines measuring respectively about 390 feet and 225.70 feet,

SOUTHERLY	again, by the same land, by three lines measuring respectively 239.60 feet, 282.46 feet, and 58.57 feet,

WESTERLY	again, by land now or late of Kingman and others, Trustees, 113.12 feet;

NORTHERLY	by land late of New England Mutual Life Insurance Company, 159.96 feet; and

WESTERLY	again, by the same land, 125 feet.

Said premises comprise a portion of the premises shown on the following three plans; one dated May 4, 1953, by William S. Crocker, Civil Engineer, recorded with Middlesex South District Deeds, Book 8110, Page 322, as Plan #1334 of 1953; one dated August 17, 1956, by William S. Crocker, Inc., Civil Engineer, recorded with said Deeds, Book 8915, Page 81, as Plan #251 of 1957; and one dated December 10, 1959, by William S. Crocker, Inc., recorded with said Deeds, Book 9608, Page 81, as Plan #343 of 1950, and said premises contain according to said plans about 125,497 square feet.

The aforesaid parcel is shown as Lot 7 containing 125,504± square feet on the Master Plan.

Building 25 Property

PARCEL 6/ Lot 12 on the Survey

A certain parcel of land with the buildings thereon situated on the Northerly side of Acorn Park, in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

SOUTHERLY	by Acorn Park by two lines measuring respectively 52.86 feet and 77.15 feet;

WESTERLY	by land now or formerly of New England Mutual Life Insurance Company 126.34 feet,

NORTHERLY	by the same land, 130 feet; and

EASTERLY	by the same land, 125 feet

Said premises are shown on a plan marked “Plan of Land in Cambridge, Mass.” dated Dec, 10, 1959, Revised Feb. 26, 1960, by William S. Crocker, Inc., recorded with Middlesex South District Deeds, Book 9608, Page 57, and contain according to said plan, 16,285 square feet

The aforesaid parcel is shown as Lot 12 containing 16,285± square feet on the Master Plan.

Three parcels of land situated on either side of Acorn Park (the first two of said parcels are contiguous) bounded and described as follows:

PARCEL 7 / Lot 13 on the Survey

A certain parcel of land with the buildings thereon situated on Concord Turnpike and on Acorn Park, partly in Cambridge and partly in Arlington, both Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY	on Concord Turnpike, 1.83 feet;

NORTHEASTERLY	on the junction of Concord Turnpike and Acorn Park by a curved line having a radius of 30 feet measuring 43.45 feet;

EASTERLY	on Acorn Park 327.96 feet;

SOUTHEASTERLY	on the same by a curved fine having a radius of 30 feet measuring 33.41 feet;

SOUTHERLY	on the same 323.47 feet

WESTERLY	on other land now or formerly of Gerald W. Blakeley, Jr. et als, Trustees, 329.27 feet;

NORTHERLY	on registered land of now or formerly Marshall B. Dalton and others, Trustees, being Lot 337 as shown on Land Court Subdivision Plan

4351 W and a part of Lot F as shown on Land Court, Subdivision Plan 4351L, by two lines measuring respectively 335.51 feet and 99.75 feet; and

WESTERLY	on the same land 43.45 feet

Said parcel is shown on a plan designated “West Cambridge Industrial Center, Arlington and Cambridge, Mass.” dated May 4, 1953, by William S.  Crocker, Civil Engineer, recorded with said Deeds in Book 8110, Page 322, as Plan No. 1334 of 1953, and contains according to said plan 135,000 square feet

Excluded from said Parcel 7 hereinabove described is a certain parcel of land with the buildings thereon situated on the Southerly side of Acorn Park, in Cambridge, Middlesex County, Massachusetts, bounded and described as follows (and being shown as Lot 12 on the survey):  —

SOUTHERLY	by Acorn Park by two lines measuring respectively 52.86 feet and 77.15 feet;

WESTERLY	by land now or formerly of New England Mutual Life Insurance Company 126.34 feet;

NORTHERLY	by the same land, 130 feet; and

EASTERLY	by the same land, 125 feet

Said premises are shown on a plan marked, “Plan of Land in Cambridge, Mass.”, dated Dec. 10, 1959, Revised Feb. 26, 1960, by William S. Crocker, Inc., recorded with Middlesex South District Deeds, Book 9608, Page 67, and contain according to said plan 16,285 square feet.

PARCEL 8/Lot 14 on the Survey

A parcel of land with the buildings thereon situated on Concord Turnpike, partly in Arlington and partly in Cambridge both in Middlesex County, Massachusetts, bounded and described as follows:

NORTHEASTERLY	by the Southwesterly line of Concord Turnpike, 408.79 feet;

EASTERLY	by land formerly of Herbert F, Allen and now of New England Mutual Life Insurance Company, 43.45 feet;

SOUTHERLY

by what was formerly land of the Commonwealth of Massachusetts and in part land now or formerly of said New England Mutual Life Insurance Company and ¡and now or formerly of Gerald W. Blakeley, Jr. and others Trustees, 473.53 feet; and

NORTHWESTERLY	by lot 338 as shown on the plan hereinafter mentioned, 222 feet.

Said parcel is shown as Lot 337 on said plan.

All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Land Court, filed in the Land Registration Office, a copy of a portion of which numbered 4351W is filed in the South Registry District of Middlesex County with Certificate of Title No. 81357 in Registration Book 537, Page 7, being the same premises described in Certificate of Title No. 81357 in said Registry District

PARCEL 9 / Lot 15 on the Survey

A parcel of land situated on the Southerly side of Acorn Park in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

NORTHERLY	by Acorn Park, 160 feet;

EASTERLY	by other land now or formerly of Marshall B. Dalton et al, Trustees, 125 feet;,

SOUTHERLY	by the same land; 159.96 feet; and

WESTERLY	by land now or late of Kingman and others, Trustees, 125 feet

Said premises are shown on a plan marked “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959, by William S. Crocker, Inc. recorded with said Deeds in Book 9508, Page 81, as plan 843 of 1960 and contain 19,189± square feet according to said plan.

The aforesaid three parcels are shown as Lot 13 containing 118,715± square feet; Lot 14 containing 49,972± square feet; and Lot 15 containing 19,189± square feet, respectively on the Master Plan.

Two contiguous parcels of land situated on the Southerly side of Acorn Park in Cambridge, Middlesex County, Mass., bounded and described as follows:

Parcel 10 / Lot 5 on the Survey

A parcel of land on the Southerly side of Acorn Park (formerly called Burton Street) in said Cambridge shown on Plan of West Cambridge Industrial Center, Arlington and Cambridge, Massachusetts, dated May 4, 1953 by William S.  Crocker, Civil Engineer, said Plan being recorded with said Deeds Book 8110, Page 322, bounded and described as follows;

NORTHERLY	on Acorn Park (as laid out and shown on said Plan which layout has since been changed Northerly of its location on said Plan) 91.35 feet;

EASTERLY	on land now or formerly of Eugene A Kingman, et al Trustees 219.72 feet;

SOUTHERLY	on land of the Commonwealth of Massachusetts, 91.43 feet; and

WESTERLY	on the same 218.82 feet

Containing according to said Plan, 19,959 feet.

Parcel 11/Lot 6 on the Survey

A parcel of land in said Cambridge bounded and described as follows:

Beginning at a point in the western end of Acorn Park, thence running by a line in Acorn Park as now laid out south 89° 26’ 46” East a distance of 85.15 feet;

thence about easterly by a curved line with a radius of 2168.28 feet, by a line in Acorn Park, as now laid out a distance of 209.61 feet thence turning and running southwesterly by the southeasterly line of Acorn Park, as now laid out and by land now or formerly of Marshall B.  Dalton et als, Trustees, a distance of 287.36 feet thence turning and running north 16° 22’ 16” west by land now or formerly of the Commonwealth of Massachusetts and the end of Acorn Park as now laid out, a distance of 38.10 feet to the point of beginning.

Said parcel is shown on plan designated “Plan of Land in Cambridge and Arlington, Massachusetts” dated August 17, 1956, by William S.  Crocker, Inc., Civil Engineer, recorded with said Deeds, Book 8915, Page 81 and contains according to said Plan, 3,727 square feet

Excluded however, from Parcel 11 hereinabove described is a portion of which is bounded and described as follows:

A triangular parcel of land situated on the Southerly side of said Acorn Park bounded and described as follows:

NORTHEASTERLY	by said Acorn Park, 199.54 feet;

SOUTHERLY	by a lot containing 18,016 square feet of land on a plan herein below referred to, being land now or formerly of Marshall B. Dalton et als, Trustees, 195.99 feet; and

WESTERLY	by the remainder of the second parcel above described being a lot containing 2,541 square feet shown on the plan hereinafter mentioned, 18.40 feet

Said parcel is shown on a plan entitled “Plan of Land in Cambridge, Mass.” dated Dec. 10, 1959 by William S.  Crocker, Inc. recorded with said Deeds Book 9608, Page 81 and containing according to said plan, 1,179 square feet more or less.

The aforesaid parcels 10 and 11 are shown as Lot 5 containing 19,950 square feet and Lot 6 containing 2,541+ square feet respectively on the Master Plan.

Parcel 12 / Lot 8 on the Survey

SOUTHEASTERLY	by land now or formerly of The Commonwealth of Massachusetts Metropolitan District Commission-Alewife Brook Parkway, 460.82

feet; SOUTHERLY by Lot 1 as shown on plan hereinafter mentioned 120.64 feet;

WESTERLY	by land now or formerly of Lancaster H. Heustis, 637.31 feet; and

NORTHEASTERLY	by land now or formerly of First National Stores, Inc. and of Franklin Wyman et al., 712.37 feet.

Said parcel is shown as Lot 2 on said plan (Plan 25550B).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 592, Page 155 with Certificate No. 92505.

Parcel 13 / Lot 9 on the Survey

SOUTHERLY	by the Northerly line of Alewife Brook Parkway, 134.48 feet;

SOUTHWESTERLY	by land now or formerly of Henry O. Cushman, 111.64 feet;

NORTHWESTERLY	by lot P as shown on plan hereinafter mentioned, 57.83 feet; and

NORTHEASTERLY	by lot Y3 as shown on said plan, 195.60 feet

Said parcel is shown as Lot Y4 on said plan.  (Plan No, 4351x)

The right and easement, appurtenant to the above-described premises (Lot Y4 on Land Court Plan No. 4351X) to use fee right of way over a strip of said Lot Y3 twenty feet in width located along the southerly and southeasterly boundary of said Lot Y-3 so as to permit ingress to and egress from said Lot Y-4 over the twenty foot right of way leading from Lot Y-3 to the Concord Turnpike set forth in Document No. 2B0072, and shown on said plan.

Parcel 14 / Lot 10 on the Survey

SOUTHERLY	by the Northerly Sine of Alewife Brook Parkway 64.19 feet;

SOUTHWESTERLY	by Lot Y4 as shown on said plan hereinafter mentioned, 195.60 feet;

NORTHWESTERLY	by Lot P on said plan, 100 feet;

NORTHEASTERLY	by Lot W and X1 on said plan, 160.98 feet;

SOUTHEASTERLY	25 feet;

NORTHEASTERLY	80 feet, by Lot Y2 on said plan; and

SOUTHEASTERLY	by Lot 338 on said plan, 29.61 feet

Said parcel is shown as Lot Y3 on said plan. (Plan No. 4351x).

All of said boundaries are determined by fee Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office, a copy of which is filed in the Registry of Deeds for fee South Registry District of Middlesex County in Registration Book 537, Page 6, with Certificate 81356.

The right and easement appurtenant to the above-described premises (Lot Y3on Land Court Plan No. 4351X) to use fee right of way over fee twenty foot way leading from Lot Y-3 to fee Concord Turnpike as set forth in Document No. 255039 and shown on Plan No. 4351U.

Parcel 15/Lot 11 on the Survey

That parcel beginning at a point in Cambridge in the Westerly boundary of land now or late of Gerald W. Blakeley, Jr., et als, Trustees, distant 193.45 feet on bearing south 16° 22’ 16” (16° 40’ 22” Plan) East from the easterly corner of land now or late of Marshall B. Dalton, et als, Trustees (Land Court Case No. 25650);

Thence running north 89° 26’ 45” west by land now or formerly of the Commonwealth of Massachusetts at a distance of 478.21 feet to land now or late of said Dalton, et als, Trustees;

Thence turning and running in a northeasterly direction by a line with s radius of 5453.83 feet, a distance of 383.87 feet to a point;

Thence turning slightly and running north 65° 11’ 23” (64° 53’ 17” Plan) east a distance of 76.95 feet to a point;

Thence turning and running south 16º 22’ 16” (16° 53’ 17” Plan) east, a distance of 193.45 feet to the point of beginning; containing 42,B68 square feet according to said plan.

This Commitment is invalid unless the Insuring Provisions and Schedules A and 8 are attached.

The aforesaid four parcels are shown as Lot 8 containing 198,340± square feet, Lot 9 containing 12,654 ± square feet, Lot 10 containing 21,05 1 ± square feet, and Lot 11 containing 42,868± square feet respectively on the Master Plan.

PARCEL 16/ Lot X1 on the Survey

That certain parcel of land situated in Cambridge in the County of Middlesex and said Commonwealth, bounded and described as follows:

SOUTHEASTERLY	by Lot F as shown on plan hereinafter mentioned, 135 feet;

SOUTHWESTERLY	80 feet; and

SOUTHEASTERLY	15 feet, by Lot X-2 on said plan;

SOUTHWESTERLY	by Lot Y-I on said plan, 90 feet;

NORTHWESTERLY	by Lot W on said plan, 150 feet; and

NORTHEASTERLY	by Lots R and Q on said plan, 170 feet.

Said parcel is shown as Lot X-1 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office,’ a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 530, Page 153, with Certificate 80108 (Plan 4351V).

Together with the right to use the right of way twenty feet wide and one hundred eight feet long extending northwesterly from the said premises to the State Highway as shown on Land Court Plan 4351V in common with others entitled thereto, for all purposes for which private ways are commonly used in the City of Cambridge.

PARCEL 17 / Lot W on the Survey

Also another certain parcel of land situated in said Cambridge, bounded and described as follows:

SOUTHWESTERLY	by Lot Y as shown on plan hereinafter mentioned, 70.98 feet;

NORTHWESTERLY	by Lot P on said Plan, 150 feet;

NORTHEASTERLY	by Lot R on said plan, 70.98 feet, and

SOUTHEASTERLY	by Lot X on said plan, 150 feet.

Said parcel is shown as Lot W on said plan

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 495, Page 381 .with Certificate 74193 (Plan 4351V).

PARCEL 18/Acorn Park Drive

The right and easement, appurtenant to Parcels 1-17, inclusive, and Parcels 19 and 20, described in this Exhibit A, to use that portion of Acorn Park Road, owned by AP Cambridge Partners II LLC and located partly in Cambridge and partly in Belmont for access to and from Frontage Road A (a public way) to and from the insured premises on foot and by vehicle and for all purposes for which streets may be used in Cambridge and Belmont, for utilities and for flowage all as set forth in and in accordance with the terms and conditions of that certain document entitled “Declaration, Amendment and Restatement of Easements”, dated November 17, 2000 and filed as Document No.   , and recorded on November   , 2000 and Instrument No.     .

PARCEL 19/No. 243 Concord Turnpike

All that certain tract or parcel of land with the improvements thereon lying, situate and being in Middlesex County, Massachusetts and being more particularly described as follows:

A certain parcel of land situate on the State Highway, sometimes called the Concord Turnpike, in said Cambridge, bounded and described as follows:  ‘

NORTHEASTERLY	on said State Highway, two hundred (200) feet;

NORTHWESTERLY	on the boundary line between Cambridge and Belmont, three hundred and twenty (320) feet more or less;

SOUTHWESTERLY	on the brook, two hundred and fifty-three (253) feet more or less;

SOUTHEASTERLY

and on land now or late of Dutchland Farms, Inc., three hundred and forty (340) feet more or less; containing one and 68/100 (1 68/100) acres and being shown as Lot C on a plan by Fred A. Joyce, Surveyor, dated November 9, 1936, and recorded with the Middlesex South Registry of Deeds in Book 6079, Page 253.

PARCEL 20/Lot 16 on the Survey

A parcel of land situate in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts and more particularly bounded as follows:

SOUTHERLY	by Lot No. 6, 189.42 feet;

SOUTHWESTERLY	by fee same, 424.14 feet;

WESTERLY	by fee same, 208.10 feet

NORTHWESTERLY	by fee same, 318.00 feet

NORTHEASTERLY	by Lot No. 243, 253.94 feet

NORTHERLY	by land now or formerly Ferdinand F. Martignetti, et al, 78.77 feet and

EASTERLY	by Lot No. 2, 633.29 feet

Said parcel is shown as Lot 5 on that certain subdivision plan entitled “Land Court Subdivision Plan of Land in Cambridge/Belmont Massachusetts Middlesex County October 24, 2000”, and prepared by the BSC Group, filed as Land Court Plan No. 20345-G, a copy of which is on file at the office of the Lend Court Engineers containing 6.61 acres, more or less.

PARCEL 21/As shown on the Survey

Title in and to the fee of that portion of Acorn Park in Arlington lying between Lots 7 and 13 as shown on fee Master Plan.  (Being also Lots 7 and 13 as shown on the Survey)

EXHIBIT B

SITE PLAN

EXHIBIT F

RULES AND REGULATIONS

BHX, LLC, AS TRUSTEE OF ACORN PARK I REALTY TRUST (“Landlord”).  hereby promulgates the rules and regulations (the “Rules and Regulations”) set forth below with respect to the use of the buildings (the “Buildings”) and related amenities located at and known as Cambridge Discovery Park, Cambridge, Massachusetts (the “Property”) by tenants (collectively, the “Tenants.” and individually, a “Tenant”) of the Buildings.  Any space within the Buildings leased by a Tenant is called “Premises.” The Rules and Regulations are as follows;

1.                                      Sidewalks, doorways, vestibules, stairways, elevators, corridors, halls and other similar areas within the common areas of the Property (the “Common Areas”) shall not be obstructed by any Tenant or used for any purpose other than ingress and egress to and from the portion of the Property leased by the applicable Tenant and for going from one part of the Property to another part of the Property,

2.                                      No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by a Tenant on or to any window, door, corridor or other part of the Buildings which is visible from outside of the Premises without the prior written consent of Landlord.

3.                                      Landlord will provide and maintain a directory board in a Common Area identifying the Tenants.  Without the prior written consent of Lender, no Tenant shall be entitled to maintain any other directory or identifying sign in any Common Area.

4.                                      Movement of furniture, office equipment or any bulky material which requires movement through the Common Areas of the Buildings shall be restricted to such hours as Landlord may reasonably designate, and such movement shall be subject to such restrictions as Landlord may reasonably impose.

5.                                      Landlord shall have the authority to limit the weight of, and to prescribe and restrict the positioning and manner of installation of, safes, file cabinets and other heavy equipment.

6.                                      No Tenant shall use, or permit any person making or receiving any delivery to its Premises to use, any hand trucks except those equipped with rubber tires and side guards,

7.                                      Subject to applicable security restrictions imposed by any governmental body for which Tenant is performing services, all locks for doors in each Tenant’s Premises shall be building standard and no Tenant shall place any additional lock or locks on any door in its Premises without Landlord’s prior written consent.  All requests for duplicate keys shall be made through Landlord and charged to the Tenant.  Upon termination of a Tenant’s tenancy, the Tenant shall deliver to Landlord all keys to the Tenant’s Premises, to interior doors within the Tenant’s Premises, to doors within the Common Areas and to exterior Building doors which have been furnished to or obtained by the Tenant.

8.                                      Corridor doors, when not in use, shall be kept closed.

9.                                      Each Tenant shall lock all doors of its Premises leading to Common Areas at the close of its working day.

10.                               Plumbing fixtures and appliances shall be used only for the purposes for which they were designed and constructed, and no sweepings rubbish, rags or other material shall be thrown or placed therein.  The cost of repairing any damage resulting from misuse of the plumbing fixtures or appliances by a Tenant or its employees, agents or invitees shall be borne by the responsible Tenant.

11.                               No Tenant shall use or permit the use of its Premises, or any part thereof, for lodging, for manufacturing, for any immoral or illegal purpose, or for any other purpose which is not permitted by the terms of its lease.

12.                               No vending machines shall be allowed in any Premises without the prior written consent of Landlord, except for vending machines for the sole use of Tenant, its employees and invitees.

13.                               Each Tenant shall, at its expense, provide artificial light and electric current for the employees of Landlord and/or Landlord’s contractors while performing janitorial or other cleaning, maintenance or repair services in the Tenant’s Premises.

14.                               No Tenant will make or permit any of its employees, agents or invitees to make any improper noises in the Buildings or to otherwise interfere in any way with other Tenants or persons having business with them,

15.                               No Tenant shall cause any unnecessary janitorial labor or services by reason of the Tenant’s willful misconduct or carelessness or indifference in the preservation of good order and cleanliness.

16.                               No birds or animals of any kind shall be brought onto or kept on the Property.

17.                               Without the prior written consent of Landlord, no Tenant shall use the name of the Project or any picture of the Project or Buildings in any materials promoting or advertising the business of the Tenant, except that each Tenant may use the address of the Project as the address of its business.

18.                               Each Tenant shall cooperate with Landlord to assure the effective operation of the heating and air conditioning systems serving the Tenant’s Premises and the Buildings.  Without limiting the generality of the immediately preceding sentence, each Tenant wifi, at the request of Landlord, close its window treatments when the sun’s rays fall directly on windows of its Premises.

19.                               Neither Landlord nor the Property manager will be responsible for lost or stolen money, jewelry or other personal property from any areas of the Property, regardless of whether the loss or theft occurs when the area in question is locked.

20.                               Landlord may, in its discretion, institute security measures in the operation of the Property, and Tenants will comply with all such security measures.  Such security measures may include, but are not limited to, requiring persons entering the Building or the Property to identify themselves to a watchman or other person designated by Landlord and to sign in and sign out of the Property, denying access to persons who are not properly identified or appear suspicious, and conducting fire or other emergency drills.  The exercise of such security measures by Landlord and any resulting interruption of a Tenant’s business shall not constitute an eviction or disturbance of a Tenant’s use and possession of its Premises, render Landlord liable to the Tenant for damages, or relieve a Tenant from its obligations under its lease.

21.                               No bicycles or vehicles shall be brought into or kept in any Building.  All bicycles and vehicles brought onto the Property shall be driven and parked only in designated, paved areas.

22.                               Parking on the Property shall be subject to the restrictions set forth in this paragraph and, with respect to any particular Tenant, to any additional restrictions on parking set forth in such Tenant’s lease.  Each Tenant and such Tenant’s employees, agents and invitees shall have the right, in common with others and in connection with the conduct of Tenant’s business at the Property, to park passenger vehicles on portions of the Property which have been striped for parking; provided, however that (a) no Tenant or its employees or agents may park in any space marked “visitor,” and (b) no Tenant or its employees, agents or invitees may park in any space marked “reserved,” unless reserved for such Tenant, and (c) persons parking their vehicles will do so exclusively within the marked parking space lines.  No Tenant or its employees, agents or invitees shall have a right to park vehicles on the Property for purposes other than in connection with the Tenant’s business at the Property.  Landlord shall have no responsibility to any Tenant or any Tenant’s employees, agents or invitees for any theft, loss of or damage to any vehicle or its contents on the Property.  Each Tenant’s parking rights, except as otherwise expressly provided in its lease, are in common with other Tenants and on a first come, first served basis, and, except as otherwise expressly provided in its lease or other written agreements with Landlord, no Tenant has the right to any designated parking spaces or to any particular number of parking spaces.

23.                               All vehicles brought onto the Property by Tenant, its employees, agents, customers and invitees shall be in good condition and appearance and shall be drivable.  No such vehicles shall be leaking oil or other fluids.

24.                               Each Tenant will deposit its garbage, trash and refuse only in approved trash containers within the Tenant’s Premises or in designated trash receptacles placed by Landlord within the Common Areas.  No Tenant shall deposit any hazardous, flammable or explosive substances in any trash receptacle on the Property.

Landlord reserves the right to rescind, alter or waive any of the Rules and Regulations, and to adopt such additional rules and regulations as part of the Rules and Regulations, from time to time as Landlord reasonably deems it appropriate for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein or the protection and comfort of the Tenants and their employees, agents and invitees.  An alteration or waiver of any of the Rules and Regulations in favor of one Tenant shall not, other than with the consent of Landlord, operate as an alteration or waiver in favor of any other Tenant.  Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant of any of the

Rules and Regulations, nor for the enforcement of any of the Rules and Regulations against any other Tenant.  No Tenant shall have the right to enforce any of the Rules and Regulations against any other Tenant.

EXHIBIT I

SCHEDULE OF JANITORIAL SERVICES

STATEMENT OF WORK:

INTERIOR CLEANING:
SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY
CAMBRIDGE DISCOVERY PARK
ACORN PARK
CAMBRIDGE, MASSACHUSETTS

1)  The contractor shall provide all labor, supervision, equipment, cleaning supplies and refill items to include 2-ply toilet tissue, soap, paper towels, toilet seat covers, sanitary supplies and trash receptacle liners to complete the following work.

2)  The Contractor shall make weekly, supervisory site inspections to verify that the work has been satisfactorily performed.  (See item 11) inspections will be documented with attached inspection form.  Copies of weekly site inspections shall be sent to Melinda Dillon, Mail Stop 5, SAO, 60 Garden Street, Cambridge, MA.  02138

3)  Population at Cambridge Discovery Park includes approximately 165 people (approx. 100 male and 65 female).  (See floor plan attached)

4)  The contractor shall turn off all lights in all rooms and leave doors as they were found, either locked or unlocked, when leaving.

5)  Contractor employees shall wear badges or uniform identifying them as contract personnel.

NIGHTLY CLEANING (MONDAY FRIDAY).

6)  The contractor shall perform the following tasks on a nightly basis, Monday through Friday:

VACUUMING:

All carpets in hallways and Conference Room per attached area map.

SPOT CLEANING:

Carpets remove any deposits of grease, oil, beverages, etc.  All smudges, finger prints and splash marks from walls, doors, windowsills, ledges and switch plates, wall areas around light switches clean marble floor surfaces remove spillage and other marks

LAVATORY CLEANING (1 Men’s Room and 1 Ladies’ Room):

Floors - thoroughly sweep and wash with approved germicidal detergent solution Drains clean traps in floor drains.  Wash mirrors, powder shelves, brightwork etc., including flushometers, piping and toilet seat hinges.  Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal solution.  Dust and spot clean partitions, tile walls, dispensers, doors and receptacles.  Empty and clean receptacles for paper towel and sanitary disposal with germicidal cleanser.  Dispensers-Fill toilet paper, soap, paper towel and sanitary napkin dispensers with supplies.

TRASH REMOVAL:

All trash baskets will be emptied and liners replaced.  All boxes marked “trash” or “recycle” will be collected and deposited in either the compactor or recycling bin.  Recycling bin provided by the Landlord and located in the parking lot near the loading dock.

STAIR ENTRANCES AND STAIR LOBBIES:

Dry mop, dust and spot mop both stairways and entrance lobbies.  Entrance doors and wall windows remove all scotch tape residue, smudges and fingerprints.

RECYCLING OF PAPER:

Small (blue) recycling bins empty into large recycling bins provided by S.A.O. and return to original location

SPRING WATER DISPENSERS:

Drain drip pans and clean with a germicidal cleanser

KITCHENETTE:

Tile floor sweep/mop daily.  Tables and countertop clean with a germicidal cleanser.

CONFERENCE ROOM:

Chairs replace around conference table.

PRINT SHOP (S-209), SHIPPING & RECEIVING AND MAIL ROOM:

Floors sweep daily.

WEEKLY CLEANING:

7)  The contractor shall perform the following operations on a weekly basis:

SHIPPING & RECEIVING/MAIL ROOM AND KITCHENETTE:

Floors damp mop.

RECYCLING BINS (LARGE):

Drop large (approximately 5) recycling bins off at the loading dock and return to original location by the following evening.

OFFICE GLASS (DOORS AND WINDOWS):

Remove all fingerprints, smudges and scotch tape residue.

KITCHENETTE AND SINK AREAS:

Wipe down appliances.  Drop off contents of bottle and can recycle bins off at loading dock.

MONTHLY CLEANING

8)  The contractor shall vacuum all offices on the 2nd floor at least twice a month:

OFFICE VACUUMING:  Vacuum all offices on 2nd floor in accordance with attached office vacuuming schedule.

QUARTERLY CLEANING:

9)  The contractor shall perform the following operations on a quarterly basis:  The contractor shall provide a written schedule with specific dates for quarterly cleaning operations.

MACHINE SCRUBBING OF FLOORS

Machine scrub, strip and seal/refinish all vinyl floors in Print Shop and Shipping & Receiving/Mail Room.  Machine scrub, strip and seal/refinish all marble floor areas in hallways and bathrooms.

VENTILLATION GRILLS AND CEILING TILES

Dust and/or wash all ventilation grills (approximately 1 per individual office/ 2 or more in larger areas such as the Conference Room).  Vacuum around ceiling tile as needed.

10)  During the first month of the contract performance, the contract supervisor shall conduct random quality inspections of all applicable areas on a weekly basis and report to SAO’s Contracting Officer’s Representative (COR).  Upon completion of the first month of performance, a decision will be made as to the frequency of inspections and reports.  At a minimum, inspections shall be conducted bi-weekly.  A sample Cleaning Inspection Report is attached for each location.  The Contractor may utilize this form or prepare a form of its own, however this form shall require prior approval by the Contracting Officer.  The form shall include all major elements of the tasks and schedule of each task to be performed.

11)  The contractor shall provide the necessary training to perform the work that is required.

12)  52.246-4 Inspection of Services-Fixed-Price, (August 1996):

(a)                                 Definition:  “Services,” as used in this clause, includes services performed, workmanship, and material furnished or utilized in the performance of services.

(b)                                 The Contractor shall provide and maintain an inspection system acceptable to the Government covering the services under this contract.  Complete records of all inspection work performed by the Contractor shall be maintained and made available to the Government during contract performance and for as long afterwards as the contract requires.

(c)                                  The Government has the right to inspect and test all services called for by the contract, to the extent practicable at all times and places during the term of the contract.  The government shall perform inspections and tests in a manner that will not unduly delay the work.

(d)                                 If the Government performs inspections or tests on the premises of the Contractor or a subcontractor, the Contractor shall furnish, and shall require subcontractors to furnish, at no increase in contract price, all reasonable facilities and assistance for the safe and convenient performance of these duties.

(e)                                  if any of the services do not conform with contract requirements, the Government may require the Contractor to perform the services again in conformity with contract requirements, at no increase in contract amount.  When the defects in services cannot be corrected by reperformance, the Government may:

(1)  Require the Contractor to take necessary action to ensure that future performance conforms to contract requirements; and

(2)  Reduce the contract price to reflect the reduced value of the services performed.

(f)                                   If the Contractor fails to promptly perform the services again or to take the necessary action to ensure future performance in conformity with contract requirements, the Government may:

(1)  By contract or otherwise, perform the services and charge to the Contractor any cost incurred by the Government that is directly related to the performance of such service; or

(2)  Terminate the contract for default.

ANNUAL CLEANING:

High dusting in the “Atrium Area”

AMENDMENT NO. 1 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (this “Amendment”) is made as of the 3rd day of November, 2004, by BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust (“Landlord”), and THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY, a unit of The Smithsonian Institution, a trust instrumentality of the United States organized pursuant to 20 U.S.C. §41 (“Tenant”).

Recitals

A.                                    Landlord and Tenant are parties to a Lease dated June 29, 2004 (the “Lease”), pursuant to which Landlord has leased to Tenant space in a building to be constructed as part of the project commonly known as Cambridge Discovery Park, Cambridge, Massachusetts.  All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.                                    Landlord and Tenant desire to amend the Lease as provided below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Tenant Improvements Allowance.  The Tenant Improvements Allowance is increased from $40.00 per square foot ($3,260,000.00 if the Leasable Square Footage of the Premises is 81,500 square feet) to $110.00 per square foot ($8,965,000.00 if the Leasable Square Footage of the Premises is 81,500 square feet).  The Excess Tenant Improvements Allowance is eliminated.

2.                                      Lease Term.  The expiration date of the Initial Term is extended from December 31, 2015 to December 31, 2022.  Tenant will have the option to extend the Lease Term for a single Extension Term of seven (7) years in accordance with Section 2.4(b) of the Lease.

3.                                      Base Rent.  The annual Base Rent for the Initial Term is increased from $23.00 per square foot ($1,874,500.00 if the Leasable Square Footage of the Premises is 81,500 square feet) to $30.41 per square foot ($2,478,415.00 if the Leasable Square Footage of the Premises is 81,500 square feet).  The Base Rent will not be subject to adjustment on the basis of any Excess Tenant Improvements Allowance (which is eliminated).  The annual Base Rent per square foot for the Extension Term will be the annual Market Rent per square foot, determined in accordance with Section 4.1(b) of the Lease; provided that in no event shall the annual Base Rent per square foot for the Extension Term be less than the annual Base Rent per square foot for the Initial Term.

4.                                      Recarpet and Repaint.  At the request of Tenant at any time after the end of the tenth (10th) Lease Year, Landlord shall recarpet and repaint the office space within the Premises with materials of a quality comparable to the then standard for the Project, as selected by Tenant.

Tenant will cooperate in relocating Tenant’s furniture as reasonably requested by Landlord to facilitate such recarpeting and repainting.  The recarpeting and repainting provided for in this Section 4 is in lieu of recarpeting and repainting at the end of the Initial Term, as provided in Section 2.4(b) of the Lease.

5.                                      Inconsistencies:  Continuing Effect of Lease.  To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby.  Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

6.                                      Multiple Counterparts.  This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

BHX, LLC, as Trustee of Acorn Park I Realty Trust

By:	/s/Eric D. Schlager
Name: Eric D. Schlager
Title: Member and not individually

THE SMITHSONIAN INSTITUTION ASTROPHYSICAL OBSERVATORY, a unit of The Smithsonian Institution

By:	/s/ John G. Harris
Name: John G. Harris
Title: Contracting Officer

COMMONWEALTH OF MASSACHUSETTS
Norfolk, ss.

On this 22nd day of November, 2004, before me, the undersigned notary public, personally appeared Eric D. Schlager, proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it as Member for BHX, LLC, as Trustee of Acorn Park I Realty Trust, voluntarily for its stated purpose.

Kerin O. Petitti
Notary Public
My commission expires on:

STATE OF
Commonwealth of Massachusetts, ss

On this 23rd day of November, 2004, before me, the undersigned notary public, personally appeared John Harris, proved to me through satisfactory evidence of identification, which was license, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that she/he signed it as Contracting Officer for Smithsonian voluntarily for its stated purpose.

Marion Tommaello
Notary Public
My commission expires on:

July 30, 2010

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 TO LEASE (this “Amendment”) is made as of the 1st day of May, 2011, by TBCI, LLC, a Massachusetts limited liability company, as Trustee of 100 Discovery Park Realty Trust, a Massachusetts nominee trust (“Landlord”), and THE SMITHSONIAN INSTITUTION, a trust instrumentality of the United States, on behalf of its Smithsonian Astrophysical Observatory (“Tenant”).

Recitals

A.                                    BHX, LLC, a Massachusetts limited liability company, as Trustee of Acorn Park I Realty Trust, a Massachusetts nominee trust (“Original Landlord”), and Tenant entered into a Lease dated June 29, 2004, as amended by an Amendment No. 1 to Lease dated November 23, 2004 (as so amended, the “Lease”), pursuant to which Original Landlord leased to Tenant space in a building commonly known as Building 100, Cambridge Discovery Park, Cambridge, Massachusetts.  All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.                                    At the time the Lease was entered into, BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust (“Fee Owner”), owned the fee simple interest in all of the land within the Project (the “Project Land”), and Original Landlord owned a leasehold interest in all of the Project Land pursuant to a Ground Lease (the “Original Ground Lease”) by Fee Owner and Original Landlord dated November 17, 2000.

C.                                    On or about March 22, 2005, (i) Fee Owner and Original Landlord entered into a First Amendment of Ground Lease dated March 22, 2005, pursuant to which the Original Ground Lease was amended to release a portion of the Project Land, more particularly described in Exhibit 1 hereto (“Parcel 100”), on which the Building is situated, (ii) Fee Owner and Landlord entered into a Ground Lease dated March 22, 2005, pursuant to which Fee Owner leased Parcel 100 to Landlord, (iii) Fee Owner, Landlord and Tenant entered into a Subordination, Non-Disturbance and Attornment Agreement dated March 22, 2005, pursuant to which, among other things, Tenant agreed to attorn to Fee Owner as landlord under the Lease, and (iv) Original Landlord and Landlord entered into an Assignment and Assumption of Landlord’s Interest in Lease, pursuant to which Original Landlord assigned to Landlord, and Landlord assumed, the rights and obligations of the landlord under the Lease.

D.                                    In 2007, TBCI, LLC was substituted for BHX, LLC as Trustee of Landlord.

E.                                     On or about December 21, 2009, (i) Fee Owner and Original Landlord entered into a Second Amendment of Ground Lease dated December 21, 2009, pursuant to which the Original Ground Lease was amended to release (a) a portion of the Project Land, more particularly described in Exhibit 2 hereto (“Parcel 200”).  and (b) a portion of the Project Land, more particularly described in Exhibit 3 hereto (the “Parking Garage A Parcel”), (ii) Fee Owner and 200 Discovery Park, LLC, a Massachusetts limited liability company (“Building 200 Owner”), entered into a Ground Lease dated December 21, 2009, pursuant to which Fee Owner leased Parcel 200 to Building 200 Owner, (iii) Fee Owner and Parking Garage A, LLC, a Massachusetts limited liability company (“Parking Garage A Owner”), entered into a Ground

Lease dated December 21, 2009, pursuant to which Fee Owner leased the Parking Garage A Parcel to Parking Garage A Owner, and (iv) Fee Owner, Original Landlord, Landlord, Building 200 Owner and Parking Garage A Owner entered into an Amended and Restated Declaration of Easements, Covenants, Conditions and Restrictions for Cambridge Discovery Park (the “Declaration”) dated December 21, 2009.  Building 200 Owner has constructed an office building (“Building 200”) on Parcel 200, and Parking Garage A Owner has constructed a structured parking facility (“Parking Garage A”) on the Parking Garage A Parcel.

F.                                      Section 2.3 of the Lease sets forth the respective rights and obligations of Landlord and Tenant with respect to the Parking Areas.  However, Section 2.3 of the Lease was written at a time that Original Landlord owned the leasehold interest in all of the Project Land, including the Parking Areas, pursuant to the Original Ground Lease and did not contemplate the transactions described in recital paragraphs C and D above.

G.                                    By reason of the transactions described in recital paragraphs C and D above, (i) the only portion of the Project Land in which Landlord owns a leasehold interest is Parcel 100, (ii) Parcel 100 does not include any Parking Areas, (iii) the only Parking Area is Parking Garage A, in which the leasehold interest is owned by Parking Garage A Owner, and (iv) the parking spaces in Parking Garage A are allocated to Landlord, for use by tenants of the Building, and to Building 200 Owner, for use by tenants of Building 200, as more specifically provided for in the Declaration.

H.                                   Landlord and Tenant desire to enter into this Amendment to amend Section 2.3 and related provisions of the Lease consistent with the above recital paragraphs, but without reducing or otherwise adversely affecting the parking rights of Tenant as contemplated by the Lease.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Additional Definitions.  The following definitions of Parking Garage A and Parking Garage A Owner are added to Article I of the Lease:

“Parking Garage A” means the structured parking facility depicted on the Site Plan.

“Parking Garage A Owner” means Parking Garage A, LLC, a Massachusetts limited liability company, its successor and assigns, as owner of Parking Garage A.

2.                                      Amended Definitions.  The definitions of Parking Areas and Site Plan in Article I of the Lease are deleted in its entirety and the following substituted in place thereof:

“Parking Areas” means Parking Garage A and any other portions of the Project which may be used for parking from time to time.

“Site Plan” means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land, the Buildings and Parking Garage A.

3.                                      Amendment of Section 2.3.  Section 2.3 of the Lease is deleted in its entirety and the following substituted in place thereof:

Parking.  Subject to such commercially reasonable rules and regulations that Parking Garage A Owner may establish from time to time for use of Parking Garage A, Tenant’s Invitees are authorized to use 212 parking spaces (based on 2.6 parking spaces per 1,000 square feet of the Premises) in Parking Garage A (“Tenant’s Parking Spaces”).  Fifteen (15) of Tenant’s Parking Spaces will be designated as reserved for Tenant on the first level of Parking Garage A and the remainder of Tenant’s Parking Spaces will be undesignated spaces in Parking Garage A.  All of Tenant’s Parking Spaces will be located in Parking Garage A, even if additional Parking Areas are developed at the Project in the future.  For the use of Tenant’s Parking Spaces in Parking Garage A, Tenant shall pay to Parking Garage A Owner a monthly parking charge, in addition to the Base Rent paid to Landlord, for each such parking space based on the fair market charge for similar spaces, as determined and adjusted by Parking Garage A Owner from time to time in its reasonable discretion; provided, however, that there shall be no charge to Tenant for the use of any parking spaces in Parking Garage A prior to May 1, 2011.  The monthly parking charge as of May 1, 2011 shall be $125.00 per space.  Tenant shall not permit any of its Invitees to park in spaces in Parking Garage A other than Tenant’s Parking Spaces, provided that if Parking Garage A Owner designates spaces in Parking Garage A as being for visitors to the Project generally, Tenant may permit its visitors to use such spaces on a non-exclusive basis with other visitors to the Project.  Except for delivery trucks using designated loading and unloading facilities, Tenant shall not permit any of its Invitees to park any vehicle on the Project other than passenger automobiles and small trucks.  Parking Garage A Owner may, from time to time, designate one or more spaces in Parking Garage A as reserved for the exclusive use of one or more of the tenants of the Project.  Parking in Parking Garage A by Tenant’s Invitees shall be at their own risk; provided, however, that Parking Garage A Owner shall be responsible for damage to vehicles of Tenant’s Invitees while parked in Parking Garage A in accordance with this Section caused by flooding of Parking Garage A, to the extent such damage is not covered by insurance carried by such Tenant’s Invitees.  If Parking Garage A Owner fails to perform any of its obligations under this Section 2.3 with respect to the operation, maintenance, repair or insuring of Parking Garage A, Tenant shall notify Landlord of the issues.  Landlord shall use commercially reasonable efforts to enforce such obligations with Parking Garage A Owner, however in the event said obligations are not rectified by Parking Garage A Owner, within thirty (30) days of Tenant’s notice to Landlord, Landlord shall be responsible for directly rectifying the situation within thirty (30) days, which if not rectified within said period, shall be deemed to be in default under the terms of Section 12.7.

4.                                      Exhibit B.  Exhibit B to the Lease is amended by substituting therefor Exhibit B to this Amendment.

5.                                      Declaration.  Landlord represents to Tenant that (a) the Declaration is in full force and effect, (b) Tenant’s Parking Spaces in Parking Garage A have been allocated to Landlord, for the benefit of Tenant, pursuant to the Declaration, and (c) that the rights of Landlord under the Declaration are sufficient for Landlord to provide to Tenant the parking rights in Parking Garage A pursuant to Section 2.3 of the Lease.  If Parking Garage A Owner fails to perform any of its obligations under the Declaration with respect to the operation, maintenance, repair or insuring of Parking Garage A, then, at the request of Tenant, Landlord shall use commercially reasonable efforts to enforce such obligations of Parking Garage A Owner, however in the event said obligations are not rectified by Parking Garage A Owner, within thirty (30) days of Tenant’s notice to Landlord, Landlord shall be responsible for directly rectifying the situation within thirty (30) days, which if not rectified within said period, shall be deemed to be in default under the terms of Section 12.7 of this Lease.

6.                                      Representation by Tenant.  Tenant represents to Landlord that The Smithsonian Astrophysical Observatory has, is and will continue to be a unit of The Smithsonian Institution.

7.                                      Joinder by Parking Garage A Owner.  As a condition of this Amendment, Landlord shall cause Parking Garage A Owner to execute the Joinder by Parking Garage A Owner set forth below, thereby (a) agreeing, for the benefit of Tenant, to be bound by the provisions of Section 2.3 that are applicable to Parking Garage A, and (b) representing to Tenant that (i) the Declaration is in full force and effect and (ii) the rights of Landlord under the Declaration are sufficient for Landlord to provide to Tenant the parking rights in Parking Garage A pursuant to Section 2.3 of the Lease.  In consideration for the execution of such Joinder by Parking Garage A Owner, Tenant agrees that Parking Garage A Owner and any mortgagee of Parking Garage A shall have the right to rely on the obligations of Tenant under Section 2.3 of the Lease.

8.                                      Inconsistencies:  Continuing Effect of Lease.  To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment will control and the Lease will be deemed to be amended hereby.  Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

9.                                      Multiple Counterparts.  This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

TBCI, LLC, as Trustee of 100 Discovery Park Realty Trust

By:	/s/ Robert A. Schlager
Robert A. Schlager, Treasurer

THE SMITHSONIAN INSTITUTION, a Trust Instrumentality of the United States of America

By:	/s/ Mariam R. Linagold
for Dorothy A. Leffler, Contracting Officer

JOINDER BY PARKING GARAGE A OWNER

Parking Garage A, LLC, a Massachusetts limited liability company (“Parking Garage A Owner”), executes this Joinder by Parking Garage A Owner (this “Joinder”), as contemplated by Section 7 of the above Amendment No. 2 to Lease (the “Amendment”).  All capitalized terms used in this Joinder which are defined in the Amendment and not otherwise defined in this Joinder shall have the meanings given in the Amendment.

Parking Garage A Owner hereby (a) agrees, for the benefit of Tenant, to be bound by the provisions of Section 2.3 that are applicable to Parking Garage A, and (b) represents to Tenant that (i) the Declaration is in full force and effect and (ii) the rights of Landlord under the Declaration are sufficient for Landlord to provide to Tenant the parking rights in Parking Garage A pursuant to Section 2.3 of the Lease.  Without limiting the generality of the immediately preceding sentence, Parking Garage A Owner agrees, for the benefit of Tenant, that the monthly parking charge for spaces in Parking Garage A as of May 1, 2011 shall be $125.00 per space.

Nothing in this Joinder is intended to diminish or in any way affect the rights and obligations of Parking Garage A Owner under the Declaration.

IN WITNESS WHEREOF, Parking Garage A Owner has executed this Joinder as of the effective date of the Amendment.

PARKING GARAGE A, LLC

By:	/s/ Robert A. Schlager
Robert A. Schlager, Managing Member

EXHIBIT 1 - Legal Description of Parcel 100
EXHIBIT 2 - Legal Description of Parcel 200
EXHIBIT 3 - Legal Description of Parking Garage A Parcel
EXHIBIT B-Site Plan

EXHIBIT 1
Legal Description of Parcel 100

BUILDING 100

A certain parcel of land situated on the northerly side of Acorn Park Drive in the City of Cambridge, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the northerly line of Acorn Park Drive, said point lying S 89° 27’ 22” E a distance of two hundred eighteen and eighty-seven hundredths (218.87) feet from the most southeasterly corner of Parcel 121 Lot 8 as shown on a plan referenced below; thence

N 00° 00’ 00” E a distance of seventy-seven and twenty-four hundredths (77.24) feet to a point; thence

N 31° 27’ 14” E a distance of one hundred twenty-three and fifty-one hundredths (123.51) feet to a point; thence

NORTHEASTERLY and curving to the right along the arc of a curve having a radius of eighty-two and no hundredths (82.00) feet, a length of sixty-seven and eighteen hundredths (67.18) feet to a point; thence

NORTHEASTERLY and curving to the right along the arc of a curve having a radius of eight hundred eighty- four and no hundredths (884.00) feet, a length of one hundred thirty-five and thirty hundredths (135.30) feet to a point; thence

S 00° 00’ 00’ W a distance of ninety-four and ninety hundredths (94.90) feet to a point on the northerly face of Proposed Building 100; thence

N 90° 00’ 00” E a distance of fourteen and no hundredths (14.00) feet to a point at the northeast corner of Proposed Building 100; thence

S 00” 00’ 00’ W a distance of one hundred forty-four and seventy-six hundredths (144.76) feet in part by the easterly face of Proposed Building 100; thence

N 89° 27’ 22” W a distance of two hundred sixty-six and one hundredth (266.01) feet to the point of beginning, the previous course bounding on Acorn Park Drive as shown on plan hereafter mentioned

The above described parcel of land contains an area of 52,656 S.F., more or less and is more particularly shown on a plan entitled:  “Cambridge Discovery Park in Cambridge Massachusetts - Building 100 Ground Lease Plan”, prepared by The BSC Group, Inc. and dated February 7, 2005, Dwg.  No. 2467-21, a copy of which is attached to the Notice of Lease dated March 22, 2005, between BHX, LLC, as Trustee of Acorn Park Holdings Trust, as landlord and BHX, LLC as Trustee of 100 Discovery Park Realty Trust, as tenant which was recorded on March 31, 2005, in Book 44910, Page 119, and Filed as Document No, 1369427.

Parcel II:

The right and easement, appurtenant to Parcel I, described In this Exhibit A, to use Acorn Park Road, a private way, now or formerly owned by AP Cambridge Partners II LLC, and located partly in Cambridge and partly in Belmont for access to and from Frontage Road A (a public way) to and from the insured premises on foot and by vehicle and for all purposes for which streets may be used in Cambridge and Belmont, for utilities and for flowage all as set forth in and in accordance with the terms and conditions of that certain document entitled “Declaration, Amendment and Restatement of Easements”, dated November 17, 2000, and filed as Document No. 1155607, and recorded on November 17, 2000, as Instrument No. 1138, in Book 32042, Page 496.

Parcel III:

The right and easement, appurtenant to Parcel I, described in this Exhibit A, to use that portion of the road or way known as Acorn Park, which is private and located in Arlington, for access to and from the insured premises on foot and by vehicle and for ail purposes for which streets may be used in Arlington, and for utilities installation.

Parcel IV:

The rights and easements, appurtenant to Parcel I described in this Exhibit A, as set forth in that certain DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS FOR CAMBRIDGE DISCOVERY PARK by BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, dated March 22, 2005, and recorded on March 31, 2005, in Book 44910, Page 58, and filed as Document No. 1369429.

EXHIBIT 2
Legal Description of Parcel 200

A certain parcel of land situated on the northerly side of Acorn Park Drive in the City of Cambridge, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point in the northerly line of Acorn Park Drive, said point lying S89º 27’ 22” E a distance of seventy-six and sixty-six hundredths (76.66) feet from the southeasterly comer of Parcel 15 / Lot 11 as shown on the plan referenced below; thence

N 00º 00’ 00” E a distance of one hundred sixty and seventy-seven hundredths (160.77) feet to a point; thence

S 90º 00’ 00” E a distance of one hundred sixty eight and sixty-three hundredths (168.63) feet to a point; thence

N 00° 00’ 00” E a distance of seventy five and zero hundredths (75.00) feet to a point; thence

S 90° 00’00” E a distance of one hundred sixty five and ninety-four hundredths (165.94) feet to a point; thence

S 00° 00’ 00” E a distance of two hundred twenty one and twenty-five hundredths (221.25) feet to a point in the northerly line of Acorn Park Drive; thence

Westerly and curving to the left along the arc of a curve having a radius of two thousand two hundred thirteen and twenty-eight hundredths (2213.28) feet, a length of one hundred seven and fifty-eight hundredths (107.58) feet to a point; thence

Westerly and curving to the right along the arc of a curve having a radius of two thousand one hundred twenty three and twenty-eight hundredths (2123.28) feet, a length of two hundred five and twenty-six hundredths (205.26) feet to a point; thence

N 89° 27’ 22” W a distance of twenty two and eighteen hundredths (22.18) feet to the Point of Beginning, the previous three (3) courses bounding on Acorn Park Drive as shown on hereafter mentioned plan.

The above described parcel of land contains an area of 64,558 S.F., more/less, or 1.48 acres, more or less, and is more particularly shown on a plan entitled:  “Ground Lease Plan - (Building 200-300)’’, prepared by BSC Group, Inc. and dated November 5, 2009 (Drawing No. 2467-38), a copy of which is attached to the Notice of Lease dated December 21, 2009, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and 200 Discovery Park, LLC, as tenant which is filed with the Middlesex South Registry District of the Land Court, and recorded with the Middlesex South Registry of Deeds herewith.

EXHIBIT 3
Legal Description of Parking Garage A Parcel

A certain parcel of land situated on the northerly side of Acorn Park Drive in the City of Cambridge, in the County of Middlesex, Commonwealth of Massachusetts, bounded and described as follows:

Beginning at a point lying H 22° 17’ 00” E a distance of fifty two and eighty-three hundredths (52.83) feet from the most southwesterly corner of Parcel 13 / Lot 9 (Y4) as shown on the plan referenced below; thence

N 22° 17’ 00” E a distance of two hundred fifty five and no hundredths (255.00) feet to a point; thence

S 67” 43’ 00” E a distance of two hundred twelve and no hundredths (212.00) feet to a point; thence

S 22° 17’ 00” W a distance of two hundred twenty four and sixty-seven hundredths (224.67) feet to a point; thence

N 90° 00’ 00” W a distance of eighty and no hundredths (80.00) feet; thence

N 67° 43’ 00” W a distance of one hundred thirty seven and ninety-eight hundredths (137.98) feet to the point of beginning.

The above described parcel of land contains an area of 52,937 S.F., more or less, or 1.22 acres, more or less, and is more particularly shown on a plan entitled:  “Ground Lease Plan - Garage A, prepared by BSC Group, Inc. and dated November 5, 2009 (Drawing No. 2467-39), a copy of which is attached to the Notice of Lease dated December 21, 2009, between BHX, LLC, as Trustee of Acorn Park Holdings Realty Trust, as landlord, and Parking Garage A, LLC, as tenant which is filed with the Middlesex South Registry District of the Land Court, and recorded with the Middlesex South Registry of Deeds herewith.

EXHIBIT B
Site Plan

AMENDMENT NO. 3 TO LEASE

THIS AMENDMENT NO. 3 TO LEASE (this “Amendment”) is made as of the 23rd day of July, 2014, by and between 100 Discovery Park DE, LLG, a Delaware limited liability company (as successor in interest to BHX, LLC, as Trustee of 100 Discovery Park Realty Trust) (“Landlord”), and THE SMITHSONIAN INSTITUTION, a trust instrumentality of the United States, on behalf of its Smithsonian Astrophysical Observatory (“Tenant”).

Recitals

A.                                    Landlord and Tenant are parties to a Lease dated June 29, 2004, as amended by Amendment No. 1 to Lease dated November 3, 2004 and Amendment No. 2 to Lease dated as of May 1, 2011 (as so amended, the “Lease”), pursuant to which Landlord has leased to Tenant space in a building commonly known as Building 100, Cambridge Discovery Park, Cambridge, Massachusetts.  All capitalized terms used in this Amendment which are defined in the Lease and not otherwise defined in this Amendment shall have the meanings given in the Lease.

B.                                    Landlord and Tenant desire to amend the Lease as provided below.

Statement of Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Recitals.  The Recitals are incorporated by reference herein.

2.                                      Item 13A of the Summary of Basic Terms included as part of the Lease is deleted in its entirety and the following is inserted in place thereof:

“13A                   Tenant’s Address For Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

Deborah M. Smith
Real Estate Division US Mail Address (NOT for UPS/FED EX/Courier Deliveries):
Smithsonian Institution OPDC
Capital Gallery MRC 511
PO Box 37012
Washington, DC 20013-7012

Physical Office Location (for UPS/FEDEX/Couriers):
Smithsonian Institution OPDC
Capital Gallery
600 Maryland Avenue, SW, Suite 5001
Washington, DC 20560
Tele:  202-633-6543

Email:smithdm@si.edu

Mr.  Thomas E. Dempsey

Deputy Director
Office of Contracting
Smithsonian institution
2011 Crystal Drive
Suite 350
Arlington, VA 22202
202-633-7259
demoseyt@si.edu

Tenant T.I.D.# 53-0206027

3.                                      Item 13B of the Summary of Basic Terms included as part of the Lease is deleted in its entirety and the following Is inserted in place thereof:

“13B:  Landlord’s Address For Notices:

100 Discovery Park DE, LLC
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention:  Robert A Schlager
Telephone:  (781) 707-4000; Fax:  (781)707-4001

with a copy to:

100 Discovery Park DE, LLC
c/o The Bulfinch Companies, Inc.
First Needham Place
250 First Avenue, Suite 200
Needham, MA 02494
Attention:  Mark R.  DiOrio, Esq.
Telephone:  (781) 707-4000; Fax:  (781)707-4001

and

Vorys, Sater, Seymour and Pease LLP
301 E.  Fourth Street
Suite 3500, Great American Tower
Cincinnati, Ohio 45202
Attn:  Charles C.  Bessinger, Jr., Esq.
Telephone:  (513) 723-4000; Fax:  (513) 723-4056

4.                                      Inconsistencies; Continuing Effect of Lease.  To the extent that the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this

Amendment will control and the Lease will be deemed to be amended hereby.  Except as amended by this Amendment, the provisions of the Lease remain in full force and effect.

5.                                      Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which will be an original, but all of which, taken together, will constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

100 Discovery Park DE, LLC

By:	/s/ Robert A. Schlager
Name: Robert. A. Schlager
Title: Treasurer

THE SMITHSONIAN INSTITUTION, a Trust Instrumentality of the United States of America

By:	/s/ Dorothy Leffler
Name: Dorothy Leffler
Title: Contracting Officer

Exhibit B
Plan

(to be attached)

3
4
4.5
5
6
7
8
8.5
9
C
B
A.5
A
STORAGE ROOM
ELECTRIC

A — EXISTING FLOOR PLAN

SCHEMATIC DESIGN
May 6, 2015

OLSON LEWIS + ARCHITECTS

GENOCEA

EXISTING FLOOR PLAN

A1.0

Exhibit C

Genocea’s Alterations

(to be attached)